Exhibit 99.1

STOCK PURCHASE AGREEMENT

BY AND AMONG

BAILEY ACQUISITIONS, INC.,

SIXX HOLDINGS, INCORPORATED,

solely for the purposes of Sections 1.1, 3.3 and 9.3,

JACK D. KNOX, as Stockholders’ Representative,

solely for the purposes of Sections 1.1, 3.3, 5.4(c), 8.1(d), 8.1(e), 8.2(d), 8.2(e), 9.1 and 9.2,

JACK D. KNOX, as Selling Stockholder,

solely for the purposes of Sections 3.4(a), 3.4(b), 3.4(c), 3.4(g) and 7.13(b),

JACK D. KNOX, as Paying Agent,

AND

solely for the purposes of Section 8.2(d),

Edward C. Bailey

Dated as of May 19, 2006

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of May 19, 2006 (this “Agreement”), by and among Bailey Acquisitions, Inc., a corporation existing under the laws of Delaware (“Purchaser”), Sixx Holdings, Incorporated, a corporation existing under the laws of Delaware (the “Company”), solely for the purposes of Sections 1.1, 3.3 and 9.3 and solely in his capacity as the stockholders’ representative, Jack D. Knox, an individual residing in the State of Texas (the “Stockholders’ Representative”), solely for the purposes of Sections 1.1, 3.3, 5.4(c), 8.1(d), 8.1(e), 8.2(d), 8.2(e), 9.1 and 9.2, Jack D. Knox, individually (the “Selling Stockholder”), solely for the purposes of Sections 3.4(a), 3.4(b), 3.4(c), 3.4(g) and 7.13(b) and solely in his capacity as the paying agent, Jack D. Knox, an individual residing in the State of Texas, and, solely for the purposes of Section 8.2(d), Edward C. Bailey, an individual residing in the State of Texas (“Bailey”).

W I T N E S S E T H:

WHEREAS, the Selling Stockholder owns an aggregate of 1,177,723 shares of the Company’s common stock, $0.01 par value per share (the “Selling Stockholder Shares”), which constitute 90.344% of the issued and outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company; and

WHEREAS, the Selling Stockholder desires to sell to Purchaser, and Purchaser desires to purchase from the Selling Stockholder, the Selling Stockholder Shares for the purchase price and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, intending to be bound legally hereby, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1                                 Certain Definitions.

(a)                                  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Amended and Restated Developer’s Royalty Agreement” shall mean the Amended and Restated Developer’s Royalty Agreement, substantially in the form of Exhibit A attached hereto.

“Appraisal Shares” means shares of Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder (other than the Selling Stockholder) who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL.

“Business Day” means any day of the year on which national banking institutions in Dallas, Texas are open to the public for conducting business and are not required or authorized to close.

“Cash” shall mean all cash, cash equivalents, marketable securities and short-term investments, determined in accordance with GAAP.

“Claim” shall mean any written claim by a third Person delivered to any party hereto or any Subsidiary, or any Legal Proceeding instituted by a third Person; provided, that any Liability that has been addressed in the calculation of the Adjusted Acquisition Price shall not constitute a “Claim”.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Debt” means the Indebtedness set forth on Schedule 1.1(a).

“Contract” means any contract arrangement, indenture, note, bond, lease, license, commitment or other legally binding agreement.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” means such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware as required by Section 2.2.

“Environmental Law” means any applicable Law currently in effect relating to the protection of the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether national, federal, regional, state or local or any agency, instrumentality or authority thereof, or any court or arbitrator.

“Hazardous Material” means any substance, material or waste that is regulated, classified or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold or other fungi and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (i) the principal of and accrued interest or premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Intellectual Property”  means all:  (i) patents and patent applications, including continuations, divisionals, continuations-in-part, reissues or reexaminations and patents issuing thereon (collectively, “Patents”), (ii) trademarks, service marks, trade dress, logos, corporate names, trade names and Internet domain names, together with the goodwill associated with any of the foregoing, and all applications and registrations therefor (collectively, “Marks”), (iii) copyrights and registrations and applications therefor, works of authorship and moral rights (collectively, “Copyrights”), (iv) confidential and proprietary information, including trade secrets, discoveries, concepts, ideas, research and development, algorithms, know-how, formulae, inventions (whether or not patentable), processes, techniques, technical data, designs, drawings, specifications, databases, and customer lists, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”) and (v) Software.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge of those Persons identified on Schedule 1.1(b).

“Law” means any national, federal, regional, state or local law, statute, code, ordinance, rule or regulation.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

“Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

“Loss” means any uninsured damages or damages in excess of available insurance coverage arising from any Claim, including reasonable attorneys’ fees; provided, however, that any damages that would have been insured but for the failure of Purchaser or the Surviving Corporation to satisfy their obligations pursuant to Section 7.10 hereof shall not be a “Loss” of Purchaser or the Surviving Corporation.

“Material Adverse Effect” means (i) a material adverse effect on the business, assets, properties, results of operations or financial condition of the Company and the Subsidiaries (taken as a whole) or (ii) a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

“Net Working Capital” means the consolidated current assets of the Company and the Subsidiaries (excluding Cash and deferred tax benefits), reduced by the consolidated current liabilities (which shall include prorated real and personal property taxes and accrued employee benefits, including vacation, but shall exclude those items reflected as current liabilities on the Balance Sheet to the extent set forth on Schedule 1.1(c)) of the Company and the Subsidiaries (excluding Indebtedness), in each case using accounting policies and procedures consistent with those used by the Company prior to the Closing Date and in accordance with GAAP.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body of competent jurisdiction.

“Ordinary Course of Business” means the ordinary and usual course of business of the Company and the Subsidiaries.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Body.

“Permitted Exceptions” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established therefor; (iii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (v) Liens securing debt as disclosed in the Financial Statements; (vi) title of a lessor under a capital or operating lease; (vii) Liens of public record and (viii) such other imperfections in title, charges, easements, rights of way, restrictions, defects, exceptions and encumbrances which do not materially and adversely impact the value or utility of the affected property.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“SEC” means the United States Securities and Exchange Commission.

“Seller Expenses” means the aggregate amount of all out-of-pocket fees and expenses incurred on or before the Closing Date and payable (and not paid prior to the Closing) by the Company or any of the Subsidiaries in connection with the transactions contemplated by this Agreement, including fees and expenses payable to Weil, Gotshal & Manges LLP, and all other out-of-pocket expenses incurred by the Company or any of the Subsidiaries in connection with the sale or attempted sale of the Company and the Subsidiaries (but excluding any out-of-pocket fees and expenses incurred in connection with any financing by Purchaser and its respective Affiliates of the transactions contemplated hereby); the amounts of all such Seller Expenses shall be provided by the Company in writing to Purchaser immediately prior to Closing.

“Software”  means, except for “off-the-shelf” software or software licensed pursuant to “shrinkwrap,” “clickwrap” or “clickthrough” agreements, any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

“Subsidiary” means any Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

“Target Net Working Capital” means $0.00.

“Tax Return” means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

“Taxes” means (i) all national, federal, regional, state or local taxes, charges, fees, imposts, levies or other assessments in any jurisdiction, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clauses (i) and/or (ii).

(b)                                 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Accounting Referee	3.3(d)
Acquisition Price	3.1
Adjusted Acquisition Price	3.1
Agreement	Preamble
Balance Sheet	5.6
Balance Sheet Date	5.6

Term	Section
CERCLA	1.1 (in definition of Environmental Law)
Certificate	3.4(d)
Certificate of Merger	2.2
Claim Notice	9.2(b)
Closing	4.1
Closing Date	4.1
Closing Net Working Capital	3.3(b)
Closing Statement	3.3(b)
Company	Preamble
Company Benefit Plan	5.14(a)
Common Stock	Recitals
Company Documents	5.2
Confidentiality Agreement	7.5
Copyrights	1.1(in definition of Intellectual Property)
ERISA	5.14(a)
Estimated Closing Statement	3.3(a)
Estimated Net Working Capital	3.3(a)
Exchange Act	5.24
Expiration Date	9.2(a)
Final Net Working Capital	3.3(f)
Financial Statements	5.6
Holdback Amount	3.4(b)
Initial Working Capital Adjustment	3.1
Letter of Transmittal	3.4(c)
Liquor Licenses	7.12
Marks	1.1 (in definition of Intellectual Property)
Material Contracts	5.13(a)
Merger	2.2
Outside Date	4.2(a)
Purchaser Documents	6.2
Patents	1.1 (in definition of Intellectual Property)
Paying Agent	3.4(a)
Per Share Purchase Consideration	3.2
Personal Property Leases	5.11
Post-Closing Working Capital Adjustment	3.1
Purchaser	Preamble
Real Property Lease, Real Property Leases	5.10
SEC Filings	5.24
Selling Stockholder	Preamble
Selling Stockholder Shares	Recitals
Stockholder Fund	3.4(a)
Stockholder Group	10.11
Stockholders	3.4(d)
Stockholders’ Representative	Preamble
Survival Period	9.1(a)

Term	Section
Surviving Corporation	2.2
TABC	7.12
Trade Secrets	1.1 (in definition of Intellectual Property)

(c)                                  Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:

Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

Dollars. Any reference in this Agreement to Dollars or $ shall mean U.S. dollars.

Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, (ii) such item is otherwise specifically set forth on the balance sheet or financial statements or (iii) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(d)                                 The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE 2

SALE AND PURCHASE OF SHARES; MERGER

2.1                                 Sale and Purchase of the Selling Stockholder Shares. Upon the terms and subject to the conditions contained herein, on the Closing Date the Selling Stockholder agrees to sell to Purchaser, and Purchaser agrees to purchase from the Selling Stockholder, all of the Selling Stockholder Shares owned by the Selling Stockholder for the Per Share Purchase Consideration, as adjusted, in accordance with Article 3.

2.2                                 Merger. Immediately following the Closing and as a condition subsequent to the Selling Stockholder selling the Selling Stockholder Shares, Purchaser agrees that it shall file a certificate of ownership and merger (the “Certificate of Merger”) and any other document necessary to effect a merger of Purchaser with and into the Company pursuant to Section 253 of the DGCL (the “Merger”) with the Company continuing as the surviving corporation (the “Surviving Corporation”), the effect of which shall result in Purchaser acquiring, as a result of purchasing the Selling Stockholder Shares and the Merger, all of the issued and outstanding shares of the Company’s Common Stock at the same price per share. Notwithstanding anything to the contrary contemplated herein, at no time prior to the consummation of the Merger shall Purchaser change the management or the board of directors, or otherwise exercise control, of the Company.

2.3                                 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any shares of capital stock of Purchaser:

(a)                                  Capital Stock of Purchaser. Each issued and outstanding share of capital stock of Purchaser shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)                                 Cancellation of Treasury Stock and Purchaser-Owned Stock. Each share of Common Stock that is owned by the Company or Purchaser shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

ARTICLE 3

ACQUISITION PRICE; WORKING CAPITAL ADJUSTMENT; HOLDBACK; EXCHANGE PROCEDURES

3.1                                 Acquisition Price. The aggregate consideration for all of the issued and outstanding shares of Common Stock shall be an amount in cash equal to $5,500,000 (the “Acquisition Price”), subject to the aggregate adjustments described in this Section 3.1. For purposes of calculating the Per Share Purchase Consideration, the term “Adjusted Acquisition Price” shall be equal to (i) the Acquisition Price, plus (ii) the aggregate amount of Cash of the Company and the Subsidiaries at Closing, minus (iii) the Company Debt at Closing, minus (iv) Seller Expenses, plus (v) the amount, if any, by which the Estimated Net Working Capital exceeds the Target Net Working Capital, or minus the amount by which the Estimated Net Working Capital is less than the Target Net Working Capital (the “Initial Working Capital Adjustment”), minus (vi) the Holdback Amount. Following the Closing, the Adjusted Acquisition Price shall be further adjusted by the amount of any post-closing adjustment required to be paid by the Surviving Corporation to the Stockholders (including the Selling Stockholder) pursuant to Section 3.3(f) or minus the amount of any post-closing adjustment required to be paid to the Surviving Corporation pursuant to Section 3.3(f) (the “Post-Closing Working Capital Adjustment”).

3.2                                 Payment of Purchase Price. On the Closing Date, Purchaser shall pay to the Selling Stockholder an amount in cash equal to (a) the quotient of the Adjusted Acquisition Price divided by the number of issued and outstanding shares of Common Stock immediately prior to the Closing, other than shares of Common Stock owned by the Company (the “Per Share Purchase Consideration”), multiplied by (b) the number of Selling Stockholder Shares, which amount shall be paid by wire transfer of immediately available funds into the account designated by the Selling Stockholder on Exhibit A hereto.

3.3                                 Working Capital Adjustment.

(a)                                  Estimated Net Working Capital. Immediately prior to Closing, the Company shall have prepared and delivered to Purchaser a schedule (the ”Estimated Closing Statement”) showing the Company’s estimate of Net Working Capital as of the Closing Date (the “Estimated Net Working Capital”). The preparation of the Estimated Closing Statement shall be for the sole purpose of calculating the Net Working Capital as of the end of business on the Closing Date. The Estimated Net Working Capital as of the end of business on the Closing Date shall be calculated in the same manner as the calculation of Net Working Capital as of December 31, 2005 set forth on Schedule 3.3(a) attached hereto.

(b)                                 As promptly as practicable, but no later than sixty (60) days after the Closing Date, the Surviving Corporation shall cause to be prepared and delivered to the Stockholders’ Representative the Closing Statement and a certificate based on such Closing Statement setting forth the Surviving Corporation’s calculation of Closing Net Working Capital. The closing statement (the “Closing Statement”) shall present the Net Working Capital as of the end of business on the Closing Date (“Closing Net Working Capital”). The preparation of the Closing Statement shall be for the sole purpose of calculating the Net Working Capital as of the end of business on the Closing Date. The Closing Net Working Capital as of the end of business on the Closing Date shall be calculated in the same manner as the calculation of Target Net Working Capital.

(c)                                  If the Stockholders’ Representative disagrees with the Surviving Corporation’s calculation of Closing Net Working Capital delivered pursuant to Section 3.3(a), the Stockholders’ Representative may, within fifteen (15) days after delivery of the Closing Statement, deliver a notice to the Surviving Corporation disagreeing with such calculation(s) and setting forth the Stockholders’ Representative’s calculation of such amount(s). Any such notice of disagreement shall specify those items or amounts as to which the Stockholders’ Representative disagrees, and the Stockholders’ Representative shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of Closing Net Working Capital delivered pursuant to Section 3.3(a).

(d)                                 If a notice of disagreement shall be duly delivered pursuant to Section 3.3(c), the Stockholders’ Representative and the Surviving Corporation shall, during the fifteen (15) days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Net Working Capital. If during such period, the Stockholders’ Representative and the Surviving Corporation are unable to reach such agreement, they shall promptly thereafter cause a mutually satisfactory independent nationally recognized accounting firm (the “Accounting Referee”) to review the relevant portions of this Agreement and the disputed items or amounts for the purpose of calculating Closing Net Working Capital (it being understood that in making such calculation(s), the Accounting Referee shall be functioning as an expert and not as an arbitrator). In making such calculation(s), the Accounting Referee shall consider only those items or amounts in the Closing Statement and the Surviving Corporation’s calculation of Closing Net Working Capital as to which the Stockholders’ Representative has disagreed. The Accounting Referee shall deliver to the Stockholders’ Representative and Purchaser, as promptly as practicable (but in any case no later than thirty (30) days from the date of engagement of the Accounting Referee), a report setting forth its calculation of Closing Net Working Capital, which amount shall not be less than the amount thereof shown in the Surviving Corporation’s calculation delivered pursuant to Section 3.3(a) nor more than the amount thereof shown in the Stockholders’ Representative’s calculation delivered pursuant to Section 3.3(b). Such report shall be final and binding upon the Stockholders (including the Selling Stockholder) and the Surviving Corporation. The fees, costs and expenses of the Accounting Referee, if any, will be allocated one-half to the Surviving Corporation and one-half to the Stockholders’ Representative (in his representative capacity).

(e)                                  The Stockholders’ Representative and the Surviving Corporation shall, and shall cause their respective representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Net Working Capital and in the conduct of the review referred to in this Section 3.3, including the making available to the extent necessary of books, records, work papers and appropriate personnel.

(f)                                    If Final Net Working Capital exceeds Estimated Net Working Capital, the Surviving Corporation shall pay to the Paying Agent for distribution to the Stockholders (including the Selling Stockholder) based on their respective pro-rata allocation in accordance with each of their relative holdings of Common Stock as of the Effective Time, in the manner and with interest as provided in Section 3.3(g), the amount of such excess and, if the Estimated Net Working Capital exceeds Final Working Capital, the Paying Agent shall pay to the Surviving Corporation the amount of such excess in the manner and with interest as provided in Section 3.3(g). “Final Net Working Capital” means Closing Net Working Capital (i) as shown in the Surviving Corporation’s calculation delivered pursuant to Section 3.3(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.3(b) or (ii) if such a notice of disagreement is delivered, (A) as agreed by the Stockholders’ Representative and the Surviving Corporation pursuant to Section 3.3(c) or (B) in the absence of such agreement, as shown in the Accounting Referee’s calculation delivered pursuant to Section 3.3(d).

(g)                                 Any payment pursuant to Section 3.3(f) shall be made in U.S. dollars at a mutually convenient time and place as soon as practicable, but in no event more than five (5) Business Days after Final Net Working Capital has been determined, by wire transfer of immediately available funds to the account of such other party as may be designated in writing by such other party. The amount of any payment to be made pursuant to this Section 3.3 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest published from time to time by the Wall Street Journal as the “prime rate” at large U.S. money center banks during the period from the Closing Date to the date of payment. Such interest shall be payable by the party making payment pursuant to Section 3.3(f) at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of three hundred sixty-five (365) days and the actual number of days elapsed.

3.4                                 Holdback Amount; Payment of Per Share Purchase Consideration; Exchange of Certificates.

(a)                                  Paying Agent. Purchaser hereby designates the Stockholders’ Representative to act as agent (the “Paying Agent”) to receive for the Stockholders in connection with the Merger, for the benefit of the Stockholders, the aggregate Per Share Purchase Consideration to which the Stockholders shall become entitled upon the consummation of the Merger, together with any additional amounts payable pursuant to Section 3.3(f). Promptly after the Effective Time, Purchaser shall deposit such aggregate Per Share Purchase Consideration into a fiduciary bank account as designated by the Paying Agent (the “Stockholder Fund”). From and after the deposit of such aggregate Per Share Purchase Consideration into the Stockholder Fund, neither Purchaser nor the Surviving Corporation shall have any further liability for the payment of the Per Share Purchase Consideration and the Paying Agent shall be solely responsible for the payment and disbursement of the Per Share Purchase Consideration. Because the Selling Stockholder has agreed to indemnify Purchaser and the Surviving Corporation from any Loss resulting from any Claim with respect to Appraisal Shares (as more specifically set forth in Section 9.2(a)), Purchaser hereby authorizes the Paying Agent to pay to the Selling Stockholder one hundred percent (100.0%) of the aggregate Per Share Purchase Consideration that would otherwise be payable on account of any such Appraisal Shares. The Paying Agent shall be responsible for the payment of all amounts with respect to any Appraisal Shares.

(b)                                 Holdback Amount. At the Closing, Purchaser shall deposit with the Paying Agent by wire transfer of immediately available funds an aggregate amount equal to

$50,000.00 in cash (the “Holdback Amount”) to be governed in accordance with the terms of this Agreement. The Holdback Amount shall be used solely to satisfy (i) any reasonable out-of-pocket expenses and fees incurred by the Stockholders’ Representative and the Paying Agent in connection with their respective duties as such, (ii) any amounts payable by the Paying Agent pursuant to Section 3.3(f) and (iii) any payment with regard to gift certificates as contemplated by Section 7.13. On the third (3rd) anniversary of the date hereof, any remaining Holdback Amount shall be dispersed by the Paying Agent to the Stockholders on a pro-rata basis in accordance with each Stockholder’s relative holdings of Common Stock as of the Effective Time. In the event that the expenses and payments referred to in clauses (i) and (ii) above exceed the Holdback Amount, the Paying Agent shall be responsible to satisfy the payment obligation of any such excess. All expenses related to payment of the Per Share Purchase Consideration to the Stockholders shall be borne by the Paying Agent out of the Holdback Amount or otherwise and shall not be borne by Purchaser or the Surviving Corporation.

(c)                                  Exchange Procedures. As soon as reasonably practicable after the consummation of the Merger, the Paying Agent or its designee shall mail a Letter of Transmittal, in the form attached hereto as Exhibit B (the “Letter of Transmittal”) to each Stockholder. Upon surrender (at the Effective Time or thereafter) to the Paying Agent or its designee of the Certificate or Certificates held by each Stockholder, together with a duly executed Letter of Transmittal, such Stockholder shall be entitled to receive and the Paying Agent or its designee shall distribute from the Stockholder Fund, subject to the terms and conditions hereof, the Per Share Purchase Consideration for each share of Common Stock represented by such Certificate or Certificates and Certificates so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.4(c), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Purchase Consideration for each share of Common Stock represented by such Certificate. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate.

(d)                                 At the Effective Time, each issued and outstanding share of Common Stock (other than shares of Common Stock to be canceled in accordance with Section 2.3(b), the Appraisal Shares and the Selling Stockholder Shares) shall be converted into the right to receive the Per Share Purchase Consideration in cash, without interest. At the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of record (other than the Company and Purchaser) of a certificate (collectively, the ”Stockholders”) which immediately prior to the Effective Time represented any such shares of Common Stock (each, a ”Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Per Share Purchase Consideration and the applicable pro rata share of the remaining balance of the Holdback Amount, if any, pursuant to Section 3.4(b).

(e)                                  No Further Ownership Rights in Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock previously represented by such Certificates. At the close of business on the day on which the Merger is consummated, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 3.

(f)                                    No Liability. None of Purchaser, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g)                                 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Per Share Purchase Consideration for the Common Stock formerly represented by such Certificate to which such holder would be entitled pursuant to this Article 3.

ARTICLE 4

CLOSING AND TERMINATION

4.1                                 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 (or the waiver thereof by the party entitled to waive any such condition), the closing of the sale and purchase of the Selling Stockholder Shares provided for in Section 2.1 (the “Closing”) shall take place at 10:00 a.m. (Dallas, Texas time) on a date to be specified by the parties (the “Closing Date”), which shall be immediately following satisfaction or waiver of each condition to the Closing set forth in Sections 8.1 and 8.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas Texas  75201, unless another date or place is agreed to in writing by the parties hereto.

4.2                                 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing as follows:

(a)                                  at the election of the Selling Stockholder or Purchaser on or after July 18, 2006 (the “Outside Date”), if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in material default of any of its obligations hereunder;

(b)                                 by mutual written consent of the Selling Stockholder and Purchaser;

(c)                                  by the Selling Stockholder or Purchaser if there shall be in effect a final nonappealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall use all commercially reasonable efforts to promptly appeal any adverse determination which is not nonappealable and diligently pursue such appeal;

(d)                                 by Purchaser if (i) the Selling Stockholder shall be in material violation of any of its obligations hereunder, and if such violation (if curable) is not cured within twenty (20) days after the giving of written notice by Purchaser to the Selling Stockholder or (ii) there has been any event, change, occurrence or circumstance that renders the conditions set forth in Sections 8.1(a) and 8.1(b) incapable of being satisfied by the Outside Date; or

(e)                                  by the Selling Stockholder if (i) Purchaser shall be in material violation of any of its obligations hereunder, and if such violation (if curable) is not cured within twenty (20) days after the giving of written notice by the Selling Stockholder to Purchaser, or (ii) there shall have been any event, change, occurrence or circumstance that has had or reasonably would be expected to have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

4.3                                 Procedure Upon Termination. In the event of termination and abandonment by the Selling Stockholder or Purchaser, or both, pursuant to Section 4.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the sale and purchase of the Selling Stockholder Shares hereunder shall be abandoned, without further action by the Selling Stockholder or Purchaser.

4.4                                 Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 4.2, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any of the parties hereto; provided, that no such termination shall relieve any party hereto from liability for any willful breach of this Agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDER

The Company hereby represents and warrants and, solely as provided in Section 5.4(c) and Section 5.25, the Selling Stockholder hereby represents and warrants, to Purchaser that, as of the date hereof and as of the Closing Date,:

5.1                                 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a Material Adverse Effect.

5.2                                 Authorization of Agreement. The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the “Company Documents”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes and each Company Document when so executed and delivered will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.3                                 Conflicts; Consents of Third Parties.

(a)                                  Except as set forth on Schedule 5.3(a), none of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Company or any Subsidiary; (ii) any material Contract, Real Property Lease or Permit to which the Company or any Subsidiary is a party or by which any of the material properties or assets of the Company or any Subsidiary are bound; (iii) any Order applicable to the Company or any Subsidiary or by which any of the properties or assets of the Company or any Subsidiary are bound; or (iv) any applicable Law, the violation of which has or may have a material impact on the business of the Company or any of the Subsidiaries.

(b)                                 Except as set forth on Schedule 5.3(b), no material consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the Company Documents or the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business.

5.4                                 Capitalization.

(a)                                  The authorized capital stock of the Company consists of 12,000,000 shares of Common Stock. As of the date hereof, 1,358,825 shares of Common Stock have been issued, 1,303,594 of which remain outstanding, and 55,231 shares of Common Stock are held by the Company as treasury stock. All of the issued and outstanding shares of Common Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

(b)                                 There is no existing option, warrant, call, right, or Contract of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any shares of capital stock of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of the Company. The Company is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Common Stock.

(c)                                  The Selling Stockholder owns 1,177,723 shares of Common Stock, which represents approximately 90.344% of the issued and outstanding shares of Common Stock.

5.5                                 Subsidiaries.

(a)                                  Schedule 5.5(a) sets forth the name of each Subsidiary and the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, the names of all stockholders or other equity owners and the number of shares of stock owned by each stockholder or the amount of equity owned by each equity owner. Each Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have a Material Adverse Effect. Each Subsidiary has all requisite corporate or power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b)                                 The outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable, and all such shares represented as being owned, directly or indirectly, by the Company are owned free and clear of any and all Liens. No shares of capital stock are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, right or Contract to which any Subsidiary is a party requiring, and there are no convertible securities of any Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock of any Subsidiary or other securities convertible into shares of capital stock of any Subsidiary.

5.6                                 Financial Statements. The Company has delivered to Purchaser copies of the audited consolidated balance sheets of the Company and the Subsidiaries as at December 31, 2005, 2004 and 2003 and the related audited consolidated statements of income and of cash flows of the Company and the Subsidiaries for the years then ended (such statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”). Except as set forth in the notes thereto, each of the Financial Statements has been prepared in accordance with GAAP and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries as at the dates and for the periods indicated therein. For the purposes hereof, the audited consolidated balance sheet of the Company and the Subsidiaries as at December 31, 2005 is referred to as the “Balance Sheet” and December 31, 2005 is referred to as the “Balance Sheet Date”.

5.7                                 No Undisclosed Liabilities. Neither the Company nor any Subsidiary has any material Liabilities of any kind that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP and were not so reflected, reserved against or described, other than (a) Liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date, (b) Liabilities incurred in connection with the transactions contemplated hereby or (c) Liabilities that would not reasonably be expected to have a Material Adverse Effect.

5.8                                 Absence of Certain Developments. Except as contemplated by this Agreement, since the Balance Sheet Date (a) the Company and the Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and (b) there has not been any event, change, occurrence or circumstance that has had or reasonably would be expected to have a Material Adverse Effect.

5.9                                 Taxes. Except as set forth on Schedule 5.9:

(a)                                  the Company and the Subsidiaries have filed all Tax Returns that are required by applicable Laws to be filed by them, and such Tax Returns are complete and accurate in all material respects. The Company and the Subsidiaries have paid all Taxes which have or may become due and payable, other than those Taxes being contested in good faith through appropriate proceedings for which provision has been made, in accordance with GAAP, on the Financial Statements;

(b)                                 all Taxes which the Company and the Subsidiaries are required by Law to withhold and collect at or prior to Closing have been, or will have been, duly withheld, collected and paid over, in each case, to the proper taxing authorities to the extent due and payable;

(c)                                  neither the Company nor any of the Subsidiaries has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or any of the Subsidiaries for the taxable years prior to and including the most recent taxable year;

(d)                                 all Taxes of the Company and the Subsidiaries which are due with respect to any completed and settled audit, examination or deficiency litigation with any taxing authority have been paid in full. To the Knowledge of the Company, there is no audit, examination, deficiency or refund litigation pending with respect to any Taxes of the Company or any of the Subsidiaries and no taxing authority has given written notice of the commencement of (or its intent to commence) any audit, examination or deficiency litigation with respect to any such Taxes. In respect of any ongoing audit, investigation and other proceedings by a taxing authority, the Company or Subsidiary has filed appropriate submissions defending itself against such action and tax claim and believes that such action and claim can be successfully defended based on the filed submissions;

(e)                                  there are no outstanding assessments, claims or deficiencies for any Taxes of the Company or any of the Subsidiaries that have been proposed, asserted or assessed, in each case in writing; and

(f)                                    to the Knowledge of the Company, no written claim has been made by a taxing authority that the Company or any of the Subsidiaries is or may be subject to Tax in a jurisdiction where the Company or the Subsidiaries does not file Tax Returns.

This Section 5.9 represents the sole and exclusive representation and warranty of the Company regarding tax matters.

5.10                           Real Property. Schedule 5.10 sets forth a complete list of all leases of real property by the Company and the Subsidiaries (individually, a “Real Property Lease” and collectively, the “Real Property Leases”). A correct and complete copy of each of the Real Property Leases has been made available to Purchaser. The Company does not own any real property. To the Knowledge of the Company, neither the Company nor any Subsidiary has received any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Real Property Leases and, to the Knowledge of the Company, no party to any of the Real Property Leases is in material default thereunder. Each Real Property Lease constitutes the entire agreement to which the Company and/or the Subsidiaries are parties with respect to the real property leased thereunder. The Company and/or a Subsidiary, as applicable, (a) has a good and valid leasehold interest under each of the Real Property Leases, free and clear of all Liens other than Permitted Exceptions, and (b) has not assigned, sublet, transferred, conveyed or deed in trust any interest under the Real Property Leases. There does not exist any actual or, to the Knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect real property leased under the Real Property Leases, and neither the Company nor any Subsidiary has received any written notice of the intention of any Governmental Body or other Person to take or use all or any part of such leased real property. To the Knowledge of the Company and the Subsidiaries, the real property leased under the Real Property Leases, and all buildings and fixtures thereon owned or leased by the Company or the Subsidiaries, are in good operating condition, normal wear and tear excepted, and are suitable for their current uses.

5.11                           Tangible Personal Property.

(a)                                  Schedule 5.11(a) sets forth all leases of personal property by the Company or a Subsidiary (“Personal Property Leases”). To the Knowledge of the Company, (a) neither the Company nor any Subsidiary has received any written notice of any default, nor (b) has any event occurred that with notice or lapse of time, or both, would constitute a default, by the Company or any Subsidiary under any of the Personal Property Leases except for such defaults that are no longer continuing or would not reasonably be expected to have a Material Adverse Effect. The personal property owned or leased by the Company and the Subsidiaries used in their respective business operations is in such operating condition as a reasonable person applying commercially reasonable standards would expect, normal wear and tear excepted.

(b)                                 The Company and the Subsidiaries are the owners of good and valid title to all their respective owned personal property, free and clear of all Liens other than Permitted Exceptions, and no financing statement covering all or any portion of such owned personal property and naming the Company or the Subsidiaries as debtor (other than any financing statements pertaining to any Permitted Exceptions) has been filed in any public office which has not been released, and neither the Company nor the Subsidiaries has signed any financing statement or security agreement as debtor or borrower which financing statement or security agreement covers all or any portion of such owned personal property which has not been released.

5.12                           Intellectual Property.

(a)                                  Schedule 5.12(a) sets forth an accurate and complete list of all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain names owned by the Company or any Subsidiary. Schedule 5.12(a) lists the owner of each such item of Intellectual Property and the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which each such application for issuance or registration of such item of Intellectual Property has been filed. No fees or payments are past due to any party with respect to the items listed on Schedule 5.12(a).

(b)                                 The Company and the Subsidiaries own or have valid rights to use all material Intellectual Property used by the Company and the Subsidiaries in the Ordinary Course of Business.

(c)                                  To the Knowledge of the Company, the material Intellectual Property owned by the Company or the Subsidiaries and the products of the Company or the Subsidiaries do not infringe or constitute misappropriation of any Patent, Copyright, Mark or Trade Secret of any third Person.

(d)                                 As of the date of this Agreement, there is no pending Legal Proceeding or, to the Knowledge of the Company, written threatened claim that the Company or any Subsidiary is infringing or has misappropriated any Intellectual Property rights of any third Person, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

(e)                                  As of the date of this Agreement, there are no Orders to which the Company or any Subsidiary is a party or, to the Knowledge of the Company, by which the Company or any Subsidiary is bound, that restricts the Company’s or the Subsidiaries’ rights to use any material Intellectual Property used by the Company or the Subsidiaries in the Ordinary Course of Business.

(f)                                    To the Knowledge of the Company, no third Person is infringing or misappropriating any material Intellectual Property owned by the Company or the Subsidiaries.

5.13                           Material Contracts.

(a)                                  Schedule 5.13(a) sets forth all of the following Contracts to which the Company or any of the Subsidiaries is a party or by which it is bound (collectively, the “Material Contracts”):

(i)                                     Contracts with any Stockholders or any current officer or director of the Company or any of the Subsidiaries or any Affiliate (other than a Subsidiary) of the Company or any of the Stockholders;

(ii)                                  Contracts with any labor union or association representing any employee of the Company or any of the Subsidiaries;

(iii)                               Contracts for the sale of any of the assets of the Company or any of the Subsidiaries other than in the Ordinary Course of Business;

(iv)                              Contracts relating to the acquisition by the Company or any of the Subsidiaries of any operating business or the capital stock of any other Person;

(v)                                 Contracts relating to the incurrence of Indebtedness, or the making of any loans;

(vi)                              Contracts for joint ventures, strategic alliances or partnerships;

(vii)                           Contracts containing covenants of the Company or any of the Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company or any of the Subsidiaries in any line of business or in any geographical area;

(viii)                        Contracts under which the Company or any of the Subsidiaries has made advances or loans to any other Person;

(ix)                                Contracts providing for severance, retention, change in control or other similar payments;

(x)                                   Contracts for the employment of any individual on a full-time, part-time or consulting or other basis; and

(xi)                                outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company or any of the Subsidiaries.

(b)                                 Neither the Company nor any Subsidiary has received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company and the Subsidiaries under any Material Contract, except for such defaults that are no longer continuing or would not reasonably be expected to have a Material Adverse Effect.

5.14                           Employee Benefits Plans.

(a)                                  Schedule 5.14(a) contains a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), including multiemployer plans within the meaning of ERISA Section 3(37), and all stock purchase, stock option, severance, employment, change of control, bonus, incentive or deferred compensation benefit plans, agreements, programs or policies, whether or not subject to ERISA, under which any current or former employee of the Company or any of the Subsidiaries has any right to benefits sponsored or maintained by the Company or under which the Company or any of the Subsidiaries has had or has any liability. All such plans, agreements, programs, policies and arrangements are collectively referred to herein as “Company Benefit Plans.”

(b)                                 With respect to each Company Benefit Plan, the Company has made available to Purchaser (i) a current and complete copy of the plan document and, to the extent applicable, any related trust fund or other funding instrument, (ii) the most recent determination letter, if applicable, (iii) any summary plan descriptions or other written descriptions delivered by the Company to the participants concerning such Company Benefit Plan, and (iv) for the most recent plan year, copies of all Forms 5500 and accompanying schedules, statements and actuarial valuation reports relating to such Company Benefit Plans, if applicable.

(c)                                  Each Company Benefit Plan has been established and administered in accordance with its terms in all material respects, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations in all material respects. Each Company Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified, and to the Knowledge of the Company, no event or circumstance has occurred that could reasonably be expected to cause the loss of such qualification.

(d)                                 All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Benefit Plans or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the balance sheet on or prior to the Closing Date.

(e)                                  With respect to any Company Benefit Plan:  (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened, (ii) to the Knowledge of the Company, no facts or circumstances exist that could give rise to any actions, suits or claims and (iii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or other governmental agencies are pending, in progress or, to the Knowledge of the Company, threatened.

(f)                                    This Section 5.14 represents the sole and exclusive representation and warranty of the Company regarding employee benefit matters.

5.15                           Labor.

(a)                                  Neither the Company nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other arrangement or understanding with a labor union or a labor organization.

(b)                                 There are no current (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of the Company, threatened in writing against or involving the Company or any of the Subsidiaries, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of the Subsidiaries. To the Knowledge of the Company, there are no investigations, inquiries or proceedings before the

U.S. National Labor Relations Board, the U.S. Equal Employment Opportunity Commission, the U.S. Department of Labor, the U.S. Department of Justice, the United States Occupational Health and Safety Administration or any other state or federal governmental authority in the U.S. with respect to or relating to the terms and conditions of employment of the Company’s employees.

(c)                                  Except as set forth on Schedule 5.15(c), none of the employees of the Company or the Subsidiaries are subject to a written employment agreement or change of control agreement.

(d)                                 There is neither pending nor, to the Knowledge of the Company, threatened any Legal Proceeding by any employee of the Company or the Subsidiaries against the Company or the Subsidiaries.

(e)                                  Within the three (3) year period prior to the date hereof, each of the Company and the Subsidiaries (i) has complied in all material respects with all laws and regulations relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, (ii) has not been found liable for any material arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing, (iii) has not committed any material unfair labor practices and (iv) has complied in all material respects with all applicable provisions of the United States Occupational Safety and Health Act of 1970 and regulations promulgated pursuant thereto.

(f)                                    To the Knowledge of the Company, none of the employees, within the three (3) year period prior to the date hereof, has filed any complaint relating to the Company, the Restaurant Business or the employment of such employee with any governmental or regulatory authority or brought any action in law or in equity with respect to.

5.16                           Litigation. Except as set forth on Schedule 5.16, there is no Order outstanding or Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries before any Governmental Body.

5.17                           Compliance with Laws; Permits.

(a)                                  The Company and the Subsidiaries are in compliance with all Laws of any Governmental Body applicable to their respective businesses or operations and, to the Company’s Knowledge, neither the Company nor the Subsidiaries are under investigation with respect to any suspected or alleged non-compliance with such Laws, except in each case where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of or been charged with the violation of any such Laws, except where such violation has been cured or would not reasonably be expected to have a Material Adverse Effect.

(b)                                 The Company and the Subsidiaries currently have all Permits which are required for the operation of their respective businesses as presently conducted, except where the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in material default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any term, condition or provision of any material Permit to which it is a party.

5.18                           Environmental Matters. Except in each case as would not reasonably be expected to have a Material Adverse Effect:

(a)                                  the operations of the Company and each of the Subsidiaries are, and have been since December 31, 2003, in compliance with all applicable Environmental Laws;

(b)                                 neither the Company nor any of the Subsidiaries is the subject of any outstanding Order with any Governmental Body pursuant to Environmental Laws which imposes obligations on the Company or any of the Subsidiaries;

(c)                                  neither the Company nor any of the Subsidiaries is subject to any pending claims or Legal Proceedings or, to the Knowledge of the Company, threatened claims alleging noncompliance with or potential Liability under Environmental Laws;

(d)                                 to the Knowledge of the Company, there are no pending investigations of the businesses of the Company or any of the Subsidiaries, or currently or previously owned, operated or leased property of the Company or any of the Subsidiaries regarding violations of Environmental Laws;

(e)                                  to the Knowledge of the Company, no facts, circumstances or conditions exist with respect to any property currently or formerly owned, operated or leased by the Company or any of the Subsidiaries or any property to which the Company or any of the Subsidiaries arranged for the disposal or treatment of Hazardous Materials that would reasonably be expected to result in a Material Adverse Effect;

(f)                                    the Company has provided to Purchaser all environmentally related audits, studies, reports, analyses and results of investigations that have been performed with respect to any currently or previously owned, leased or operated properties of the Company or any of the Subsidiaries; and

(g)                                 the transactions contemplated in this Agreement do not require the consent of or filings with any Governmental Body with jurisdiction over the Company or any Subsidiary and environmental matters.

This Section 5.18 constitutes the sole and exclusive representation and warranty with respect to environmental and natural resource matters.

5.19                           Insurance.  Schedule 5.19 lists the material insurance policies maintained by the Company and the Subsidiaries. To the Knowledge of the Company, such policies evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable companies and properties. All of such insurance policies are in full force and effect, and neither the Company nor any Subsidiary is in material default with respect to any of its obligations under any of such insurance policies.

5.20                           Transactions with Related Person; Affiliates. Except for payment of accrued and unpaid amounts due under that certain Consulting Agreement, dated as of April 25, 1994, between the Company, Comico Corporation and the Selling Stockholder, as amended, and that certain Developer’s Royalty Agreement, dated as of April 25, 1994, between the Company and the Selling Stockholder (which will be accounted for through the Post-Closing Working Capital Adjustment), and except for the execution and delivery of the Amended and Restated Developer’s Royalty Agreement, the Company does not have any Liabilities, contractual or otherwise, owed to or owing from, directly or indirectly, any Affiliate of the Company (other than a Subsidiary) or any Stockholder that will survive the Closing Date.

5.21                           Books and Records. True, correct and complete copies of the books of account, stock record books and minute books of the Company and each of the Subsidiaries for the past two (2) years have been made available to Purchaser, and such books and records have been maintained in accordance with good business practices and in accordance with applicable Law. The minute books of the Company and each of the Subsidiaries contain accurate and complete records in all material respects of all meetings of the stockholders, the Board of Directors or other governing bodies, and committees of the Board of Directors or such other governing bodies, of such company, and no meeting of any such stockholders, Board of Directors, other governing body or committee has been held where the corporate actions were authorized for which minutes or written consents have not been prepared and are not contained in such minute books. At the Closing, all of such books and records will be in the possession of the Company or the Subsidiaries.

5.22                           Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and is entitled to any fee or commission or like payment from Purchaser in respect thereof.

5.23                           No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article 5 (as modified by the Schedules hereto), neither the Company nor any other Person makes any other express or implied representation or warranty with respect the Company, the Subsidiaries or the transactions contemplated by this Agreement, and the Company disclaims any other representations or warranties, whether made by the Company or any of its Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Article 5 (as modified by the Schedules hereto), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Purchaser or its Affiliates or representatives (including any opinion, information, projection or advice that may have been or may be provided to Purchaser by any director, officer, employee, agent, consultant or representative of the Company or any of its Affiliates). The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.

5.24                           SEC Filings. Each registration statement, form, report and other document required to be filed by the Company with the SEC (the “SEC Filings) (a) at the time filed, complied, and will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of

1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Filings, each as in effect on the date filed, and (b) did not at the time filed and will not when filed (except to the extent that information contained in any SEC Filing has been superseded or revised by a subsequent SEC Filing filed prior to the date hereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in each such SEC Filing or necessary in order to make the statements in each such SEC Filing, in light of the circumstances under which they were made, not misleading.

5.25                           No Affiliation. Prior to the initial acquisition of Common Stock pursuant to this Agreement, there was no affiliation between the Company and the Selling Stockholder, on one hand, and Purchaser, on the other hand.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represent and warrant to the Selling Stockholder that, as of the date hereof and as of the Closing Date,:

6.1                                 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate properties and to carry on its business.

6.2                                 Authorization of Agreement. Purchaser has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (collectively, the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on behalf of Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.3                                 Conflicts; Consents of Third Parties.

(a)                                  Except as set forth on Schedule 6.3(a) hereto, none of the execution and delivery by Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of Purchaser; (ii) any Contract or Permit to which Purchaser is a party or by which any of the properties or assets of Purchaser are bound; (iii) any Order applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law.

(b)                 No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware.

6.4                 Litigation. There are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of Purchaser to enter into this Agreement or any Purchaser Documents or consummate the transactions contemplated hereby or thereby.

6.5                 Financial Advisors. Except as set forth on Schedule 6.5 hereto, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof. All fees of, commissions of, and payments to, the Persons set forth on Schedule 6.5 shall be borne exclusively by Purchaser.

6.6                 Financing. Purchaser (i) at the Closing will have sufficient funds available to pay the aggregated Adjusted Acquisition Price and any expenses incurred by Purchaser in connection with the transactions contemplated by this Agreement, (ii) at the Closing will have the resources and capabilities (financial or otherwise) to perform its obligations under this Agreement and all Purchaser Documents and (iii) have not incurred any obligation, commitment, restriction or Liability of any kind which would impair or adversely affect such resources and capabilities.

6.7                 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Purchaser has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any Person.

6.8                 Condition of the Business. Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that neither the Company nor the Selling Stockholder is making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Company and the Selling Stockholder in Article 5 (as modified by the Schedules hereto as supplemented or amended). Purchaser further represents that none of the Company, the Selling Stockholder or any of their respective Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, any of the Subsidiaries, the Selling

Stockholder or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of the Company, the Selling Stockholder, any of their respective Affiliates or any other Person will have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives or Purchaser’s use of, any such information. Purchaser acknowledges that it has conducted to its satisfaction its own independent investigation of the condition, operations and business of the Company and the Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, Purchaser has relied on the results of its own independent investigation as well as the representations and warranties contained in Article 5 hereof.

6.9                 No Affiliation. Prior to the initial acquisition of Common Stock pursuant to this Agreement, there was no affiliation between the Company and the Selling Stockholder, on one hand, and Purchaser, on the other hand.

ARTICLE 7

COVENANTS

7.1                 Access to Information. Prior to the Closing Date, Purchaser shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Company and the Subsidiaries and such examination of the books and records and Tax reporting positions of the Company and the Subsidiaries as it reasonably requests and to make extracts and copies of such books and records at its own expense. Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Company shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of the Company and the Subsidiaries to cooperate with Purchaser and Purchaser’s representatives in connection with such investigation and examination, and Purchaser and its representatives shall cooperate with the Company and its representatives and shall use their commercially reasonable efforts to minimize any disruption to the Company’s business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require the Company or any of the Subsidiaries to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which the Company or any of the Subsidiaries is bound; provided, however, that the Company shall request, but shall not be required to obtain, a waiver of any such confidentiality obligations upon Purchaser’s reasonable request. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of the Company, which may be withheld for any reason, (a) Purchaser shall not contact any suppliers to, or customers of, the Company or any Subsidiary, other than in the ordinary course of business of the Purchaser or any of its Affiliates with respect to matters not involving the Company or the Subsidiaries and (b) Purchaser shall have no right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of the Subsidiaries.

7.2                 Conduct of the Business Pending the Closing.

(a)                 Prior to the Closing, except (I) as set forth on Schedule 7.2(a), (II) as required by applicable Law, (III) as otherwise contemplated by this Agreement or (IV) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause the Subsidiaries to:

(i)                   conduct the respective businesses of the Company and the Subsidiaries only in the Ordinary Course of Business; and

(ii)                 use its commercially reasonable efforts to preserve the present business operations, organization and goodwill of the Company and the Subsidiaries.

(b)                 Except (I) as set forth on Schedule 7.2(b), (II) as required by applicable Law, (III) as otherwise contemplated by this Agreement or (IV) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit the Subsidiaries to:

(i)                   declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of the Company or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Subsidiaries;

(ii)                 issue or sell any shares of capital stock or other securities of the Company or any of the Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company or any of the Subsidiaries;

(iii)                effect any recapitalization, reclassification or like change in the capitalization of the Company or any of the Subsidiaries;

(iv)               amend the certificate of incorporation or by-laws of the Company or any of the Subsidiaries;

(v)                 (A) materially increase the annual level of compensation of any director or executive officer of the Company or any of the Subsidiaries, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director or executive officer, (C) materially increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the employees of the Company or any of the Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) to which the Company or any of the Subsidiaries is a party or involving any employee of the Company or any of the Subsidiaries, except, in each case, as required by the terms of any Company Benefit Plans;

(vi)               acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of the Company or any of the Subsidiaries (except pursuant to an existing Contract for fair consideration in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets);

(vii)              other than in the Ordinary Course of Business, cancel or compromise any material debt or claim or waive or release any material right of the Company or any of the Subsidiaries;

(viii)            enter into, modify or terminate any labor or collective bargaining agreement or, through negotiations or otherwise, make any commitment or incur any liability to any labor organizations;

(ix)                enter into or agree to enter into any merger or consolidation with any corporation or other entity, or acquire the securities of any other Person;

(x)                  enter into or modify any Contract with any Stockholder or any Affiliate of any Stockholder;

(xi)                except to the extent required by Law, make or rescind any material election relating to Taxes or settle or compromise any claim, investigation, audit or controversy relating to a material amount of Taxes;

(xii)               except to the extent required by Law or GAAP, make any material change to any of its methods of accounting or methods of reporting revenue and expenses or accounting practices;

(xiii)             incur any Liability which will be categorized as a Noncurrent Liability on the Company’s balance sheet; or

(xiv)             agree to do anything prohibited by this Section 7.2(b).

7.3                 Consents. Purchaser and the Company shall use (and the Company shall cause the Subsidiaries to use) their commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement; provided, however, that no party shall be obligated to pay any consideration to any third Person from whom consent or approval is requested.

7.4                 Further Assurances. Each of Purchaser and the Company shall use (and the Company shall cause each of the Subsidiaries to use) its commercially reasonable efforts to (a) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

7.5                 Confidentiality. Purchaser acknowledges that the information provided to it in connection with this Agreement and the transactions contemplated hereby is subject to the terms of the confidentiality agreement between the Company, the Subsidiaries, Edward C. Bailey and

ELB Enterprises of Dallas, L.P., dated April 17, 2006 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference.

7.6                 Preservation of Records. Following the Closing, Purchaser shall, and shall cause the Company to, preserve and keep the records held by them relating to the respective businesses of the Company and the Subsidiaries for a period of five (5) years from the Closing Date (or longer if required by applicable Law) and shall make such records and personnel available to the Selling Stockholder as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings or Tax audits against or governmental investigations of the Selling Stockholder or any of his Affiliates.

7.7                 Publicity.

(a)                 None of the Company, the Selling Stockholder or Purchaser shall issue any press release or public announcement or comment concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the judgment of the Company, the Selling Stockholder or Purchaser, as applicable, disclosure is otherwise required by applicable Law or under the rules of the SEC or any securities exchange on which the securities of the Company are listed, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof.

(b)                 Each of Purchaser, the Selling Stockholder and the Company agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law or under the rules of the SEC or any securities exchange on which the securities of the Company are listed, provided that, to the extent required by applicable Law, the party intending to make such filing shall use its commercially reasonable efforts consistent with applicable Law to consult with the other party with respect to the text thereof.

7.8                 Supplementation and Amendment of Schedules. From time to time prior to the Closing, the Company shall have the right to supplement or amend the Schedules with respect to any matter hereafter arising or discovered after the delivery of the Schedules pursuant to this Agreement; provided, however, that such supplements or amendments to the Schedules shall not be deemed to amend or otherwise modify the Schedules delivered on the date hereof or the representations and warranties of the Company contained herein as of the date hereof or otherwise have any effect on the satisfaction of the conditions to Purchaser’s obligations to close hereunder. In the event that any item included on any Disclosure Schedule delivered after the date hereof, or any supplement or amendment thereto or to the Disclosure Schedules previously delivered, reveals any facts or circumstances which, in the reasonable opinion of Purchaser, would have a Material Adverse Effect, the parties shall immediately commence negotiations with respect to a mutually agreeable adjustment to the Acquisition Price and, if the parties are unable to mutually agree upon an adjustment to the Acquisition Price within five (5) Business Days following the commencement of negotiations, Purchaser may, by written notice to the

Selling Stockholder and the Company, terminate this Agreement. If the Closing shall occur, then Purchaser shall be deemed to have waived any right or claim, pursuant to the terms of this Agreement or otherwise, with respect to any and all matters disclosed pursuant to any such supplement or amendment at or prior to the Closing.

7.9                 SEC Filings. The Company shall cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company between the date hereof and the Closing to be prepared and filed in accordance with the requirements of applicable Law. Prior to the Closing, the Company shall cause to be prepared, at its expense, (a) a Current Report on Form 8-K to report the consummation of the purchase and sale of the Selling Stockholder Shares contemplated by this Agreement and (b) a Form 15 to terminate registration under Section 12(g) of the Exchange Act, and shall provide such documents to Purchaser on or before the Closing Date. Following the Closing, the Company shall prepare and distribute, or cause to be prepared and distributed, a notice of appraisal rights as required by the DGCL, the cost of which shall be borne by the Paying Agent.

7.10              Insurance. From the Closing Date until such time as the Selling Stockholder no longer has any indemnification obligations pursuant to Section 9.2 hereof, Purchaser shall cause the Company to, and the Company shall, maintain and keep in effect insurance policies for the Company and the Subsidiaries that shall provide for no less coverage as is in effect immediately prior to the Closing; provided, however, that neither Purchaser nor the Company shall be obligated to provide, maintain or keep in effect any insurance policies covering claims that may be brought by any Stockholder or any Governmental Body against the Company and its directors and officers, except to the extent the Selling Stockholder pays all premiums related thereto and the Company incurs no Liability in connection therewith. Purchaser acknowledges that the Selling Stockholder may seek to obtain “look-back” director and officer insurance following the Closing and Purchaser agrees, to the extent neither Purchaser nor the Surviving Corporation shall have any Liability related thereto, to cooperate with the Selling Stockholder in obtaining such insurance.

7.11              Sale of Assets. At or prior to the Closing, the Company shall sell the assets listed on Schedule 7.11 to the Selling Stockholder or one or more of his designees at fair market value.

7.12              Liquor Licenses. Immediately following the execution of this Agreement, Purchaser shall, at its sole cost and expense, make any filings with and pay any fees to the Texas Alcoholic Beverage Commission (the “TABC”) as are required by the Texas Alcoholic Beverage Code and any rules or regulations promulgated thereunder to properly apply for all liquor permits and licenses, including beer, wine and mixed beverage permits and licenses (collectively, the “Liquor Licenses”), as are used or held by the Company and the Subsidiaries as of the date of this Agreement, with such permits and licenses to become effective only after the Closing.

7.13              Gift Certificates.

(a)                 From and after the Closing Date, Purchaser shall, and shall cause the Company and the Subsidiaries to, issue gift certificates different in size and color from those gift certificates issued by the Company and the Subsidiaries prior to the Closing Date.

(b)                 For a period of three (3) years following the Closing Date, the Paying Agent agrees, out of the Holdback Amount or otherwise, to reimburse the Company for an amount equal to the amount of each gift certificate that was sold by the Company or the Subsidiaries prior to the Closing Date and which has been redeemed for food or beverage provided by the Company or the Subsidiaries after the Closing Date.

ARTICLE 8

CONDITIONS TO CLOSING

8.1                 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a)                 the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement, which representations and warranties shall be deemed for purposes of this Section 8.1(a) not to include any qualification or limitation with respect to materiality (whether by reference to “Material Adverse Effect” or otherwise), shall be true and correct at and as of the Closing except where the failure thereof to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, with the same effect as though such representations and warranties were made at and as of the Closing;

(b)                 the Company and the Selling Stockholder shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)                 there shall not be in effect any Law or Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(d)                 the Amended and Restated Developer’s Royalty Agreement shall have been duly executed and validly delivered by the Selling Stockholder;

(e)                 the Consulting Agreement between the Company, the Selling Stockholder and Comico Corporation shall have been terminated;

(f)                  the Selling Stockholder shall have delivered the Certificates representing the Selling Stockholder Shares accompanied by a stock power for such shares;

(g)                 all Contracts among the Company and its Affiliates, other than the Amended and Restated Developer’s Royalty Agreement, shall have been terminated; and

(h)                 Purchaser shall have received reasonable assurance that the TABC shall be prepared to issue the Liquor Licenses required to be issued to the Company following the Closing.

8.2                 Conditions Precedent to Obligations of the Selling Stockholder. The obligation of the Selling Stockholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Selling Stockholder in whole or in part to the extent permitted by applicable Law):

(a)                 the representations and warranties of Purchaser set forth in this Agreement, which representations and warranties shall be deemed for purposes of this Section 8.2(a) not to include any qualification or limitation with respect to materiality (whether by reference to “Material Adverse Effect” or otherwise), shall be true and correct at and as of the Closing except where the failure thereof to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, with the same effect as though such representations and warranties were made at and as of the Closing;

(b)                 Purchaser shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c)                 there shall not be in effect any Law or Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(d)                 the Amended and Restated Developer’s Royalty Agreement shall have been duly executed and validly delivered by the Company and Bailey;

(e)                 (i) the Selling Stockholder shall have received from the Company all amounts owing under that certain Developer’s Royalty Agreement, dated as of April 25, 1994, by and between the Company and the Selling Stockholder and (ii) Comico Corporation shall have received from the Company all amounts owing under the certain Consulting Agreement, dated as of April 25, 1994, by and among the Company, the Selling Stockholder and Comico Corporation; and

(f)                  other than holding a meeting of the Board of Directors of the Company, Purchaser shall otherwise be in a position to effect the Merger immediately following Closing.

8.3                 Frustration of Closing Conditions. None of the Company, Purchaser or the Selling Stockholder may rely on the failure of any condition set forth in Sections 8.1 or 8.2, as the case may be, if such failure was caused by such party’s failure to comply with any provision of this Agreement.

ARTICLE 9

SURVIVAL; INDEMNIFICATION; STOCKHOLDERS’ REPRESENTATIVE

9.1                 No Survival of Representations, Warranties and Covenants.

(a)                 The representations, warranties, covenants and agreements of the parties contained in this Agreement shall not survive beyond the Closing and there shall be no liability in respect thereof, whether such liability has accrued prior to or after the Effective, on the part of any party or any of its officers, directors, agents or Affiliates, except for those covenants and agreements and other provisions contained herein that by their terms apply or are to be performed in whole or in part after the Closing and Articles 1 and 9; provided, that notwithstanding the foregoing, the representations and warranties of the Company contained in Section 5.11(a) shall survive the Effective Time and shall remain operative and in full force and effect for a period beginning at the Effective Time and ending on the date that is thirty (30) days following the Closing Date (such period, the “Survival Period”).

(b)                 Purchaser’s sole and exclusive remedy (i) for a breach of any representation or warranty (other than those contained in Section 5.11(a)) made by the Company or the Selling Stockholder herein or in any document delivered pursuant hereto or (ii) for a breach of any covenant made by the Company or the Selling Stockholder herein or in any document delivered pursuant hereto and required to be performed by the Company or the Selling Stockholder on or prior to the Closing Date, shall, in either case, be limited to Purchaser’s right to terminate this Agreement pursuant to and to the extent permitted by (x) Section 4.2(a) as a result of the Closing not having occurred by the Outside Date due to such breach or (y) Section 4.2(d); and Purchaser hereby waives and releases the Company, the Selling Stockholder and the Stockholders from any and all other claims or causes of action (whether by statute or in contract or tort) that may be based upon, arise out of, or relate to such breaches. With respect to the representations and warranties of the Company contained in Section 5.11(a), the Selling Stockholder hereby agrees to reimburse the Surviving Corporation for the cost of any repairs for which the Selling Stockholder shall have received written notice on or before the expiration of the Survival Period and that are required as a result of a breach of Section 5.11(a).

9.2                 Indemnification.

(a)                 The Selling Stockholder agrees to indemnify, defend and hold harmless the Surviving Corporation from and against any and all Loss resulting from a Claim brought against the Surviving Corporation or any Subsidiary on or before the third (3rd) anniversary of the Closing Date (the “Expiration Date”) based upon or arising out of (i) the conduct of the business and operations of the Company and the Subsidiaries prior to the Effective Time, including (A) any Legal Proceedings set forth on Schedule 5.16 and (B) any Claim by any Stockholder or officer or director of the Company against the Company, any officer or director of the Company or the Selling Stockholder with respect to the transactions contemplated by this Agreement that are required to be performed at or prior to the Closing (including any assertion of appraisal rights pursuant to the DGCL exercised in connection with the Merger), and (ii) the actions by the Paying Agent under this Agreement.

(b)                 Purchaser agrees to, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the Stockholders (including the Selling Stockholder) from and against any and all Loss resulting from a Claim brought against any Stockholder (including the Selling Stockholder) based upon or arising out of the conduct of the business and operations of the Surviving Corporation following the Effective Time. This indemnity is not intended to include Claims arising out of the transactions contemplated by this Agreement.

(c)                 In the event that any Claim shall be instituted in respect of which payment may be sought under this Section 9.2, the indemnified party(ies) shall reasonably and promptly cause written notice (a “Claim Notice”) of the assertion of such Claim to be forwarded to the indemnifying party and the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party(ies), and to defend against, negotiate, settle or otherwise deal with any Claim; provided, that (i) the indemnifying party shall have acknowledged in writing to the indemnified party(ies) its obligation to indemnify the indemnified party(ies) as provided hereunder, subject only to the express limitations on such obligations hereunder, or (ii) the indemnifying party shall have agreed, subject to the limitations hereunder, to bear the reasonable expenses of one separate counsel to the indemnified party(ies) who shall be entitled to participate in the defense of such claim. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with such Claim, it shall, within thirty (30) days after receiving notice from the indemnified party(ies) of the assertion of such claim, notify the indemnified party(ies) of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with such Claim, defers its election during such thirty (30)-day period, or otherwise fails to notify the indemnified party(ies) of its election to so defend as herein provided (and until so notified by the indemnifying party of the indemnifying party’s election to so defend), the indemnified party(ies) may defend against, negotiate, settle or otherwise deal with such Claim; provided, however, that in no event shall the indemnifying party be responsible for the costs and expenses (including attorneys’ fees) of the indemnified party(ies) in the event the indemnifying party elects to defend against, negotiate, settle or otherwise deal with such Claim within such thirty (30)-day period; provided, further, that the indemnifying party shall be entitled to participate in the defense of such claim with separate counsel at its own expense; provided, further, that if the indemnifying party has reasonably and promptly after receipt of a Claim Notice given notice to the indemnified party(ies) that it is so deferring its election to defend, the counsel for the indemnified party(ies) shall be reasonably satisfactory to the indemnifying party. If the indemnifying party shall assume the defense of any Claim at any time, the indemnified party(ies) may participate, at its own expense, in the defense of such Claim. Notwithstanding anything in this Section 9.2 to the contrary, neither the indemnifying party nor the indemnified party(ies), without the written consent of the other party (which shall not be unreasonably be withheld or delayed), shall settle or compromise any Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all Liability in respect of the shall Claim. If the indemnifying party makes any payment on any Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party(ies) to any Claims. Each party also agrees to cooperate with each other in the defense, negotiation or settlement of any Claim, including making available to the party defending such Claim (x) its personnel to provide depositions, testimony or other assistance and (y) documents or other physical evidence within its control or custody.

(d)                 After any final judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party(ies) and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Claim hereunder, the indemnified party(ies) shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party(ies) by wire transfer of immediately available funds within ten (10) Business Days after the date of such notice.

(e)                 Any Claim pending on the Expiration Date for which an applicable Claim Notice has been given in accordance with this Section 9.2 on or before the Expiration Date may continue to be asserted and shall survive until finally resolved. Any Claim not asserted in accordance with this Section 9.2 on or prior to the Expiration Date will be irrevocably and unconditionally released and waived.

9.3                 Stockholder Representative; Power of Attorney.

(a)                 Jack D. Knox is hereby appointed as the Stockholders’ Representative in connection with this Agreement. The Stockholders’ Representative shall have the authority, for and on behalf of the Stockholders of the Company (except for such Stockholders, if any, who have perfected their appraisal rights under the DGCL in connection with the Merger), to take such actions and exercise such discretion as are required of the Stockholders’ Representative pursuant to the terms of this Agreement and any related document or instrument, and any such actions shall be binding on each Stockholder, including the following:

(i)                   to give and receive communications and notices on behalf of the Stockholders after the consummation of the Merger;

(ii)                 to negotiate, agree to, enter into settlements and compromises of, and comply with orders and awards of courts with respect to claims against Stockholders;

(iii)                to negotiate, agree to, enter into settlements and compromises of, and comply with orders and awards of courts with respect to any claims of disputes related to this Agreement;

(iv)               to receive payments on behalf of the Stockholders due and owing following the consummation of the Merger and acknowledge receipt thereof;

(v)                 to use the Holdback Amount in the manner described in Section 3.4(b);

(vi)               to receive service of process on behalf of the Stockholders in connection with any claims following the consummation of the Merger; and

(vii)              to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative to accomplish the foregoing.

(b)                 Exculpation; Actions of the Stockholders’ Representative. The Stockholders’ Representative shall not be liable for any act done or omitted hereunder as Stockholders’ Representative except as set forth herein. A decision, act, consent or instruction of the Stockholders’ Representative shall constitute a decision for all of the Stockholders hereunder and shall be final, binding and conclusive upon each of such Stockholders, and Purchaser may rely upon any such decision, act, consent or instruction of the Stockholders’ Representative as being the decision, act, consent or instruction of such Stockholder. Purchaser is hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders’ Representative. The Stockholders’ Representative shall be entitled to reimbursement from the Stockholders out of the Holdback Amount of any and all fees, expenses and costs incurred in the performance of such Stockholders’ Representative’s duties hereunder.

If Jack D. Knox becomes unable to serve as Stockholders’ Representative, such other Person or Persons may be designated by the holders of a majority of the Common Stock issued and outstanding prior to the consummation of the Merger, and such Person or Persons shall succeed as the Stockholders’ Representative.

ARTICLE 10

MISCELLANEOUS

10.1              Exclusivity of Agreement. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations respecting the subject matter of this Agreement exclusively in contract pursuant to the express terms and provisions of this Agreement; and the parties hereto expressly disclaim that they are owed any duties not expressly set forth in this Agreement. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein) shall be those remedies available at law or in equity for breach of contract only (as such contract remedies may be further limited or excluded pursuant to the express terms of this Agreement); and the parties hereto hereby waive and release any and all tort claims and causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any tort claim or clause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

10.2              Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Purchaser.

10.3              Expenses. Except as otherwise provided in this Agreement, each of the Company, Purchaser and the Selling Stockholder shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

10.4              Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto and any document related to the Merger) and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.5              Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the internal Laws of the State of Texas. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Texas, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Texas over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action.

10.6              Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company, to:

Sixx Holdings, Incorporated
One Turtle Creek
3878 Oak Lawn, Suite 500
Dallas, Texas	75219
Facsimile:	(214) 855-8808
Attention:	Jack D. Knox
Raymond A. Williams, III

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas	75201
Facsimile:	(214) 746-7777
Attention:	Glenn D. West, Esq.

If to Purchaser, to:

Bailey Acquisitions, Inc.
13355 Noel Road, Suite 1820
Dallas, Texas	75240
Facsimile:	(972) 233-9431
Attention:	Edward C. Bailey

With a copy (which shall not constitute notice) to:

Godwin Pappas Langley Ronquillo, LLP
1201 Elm Street, Suite 1700
Dallas, Texas	75270
Facsimile:	(214) 760-7332
Attention:	Donald E. Godwin, Esq.
Joshua Mond, Esq.

If to Bailey, to:

Edward C. Bailey
13355 Noel Road, Suite 1820
Dallas, Texas	75240
Facsimile:	(972) 233-9431

With a copy (which shall not constitute notice) to:

Godwin Pappas Langley Ronquillo, LLP
1201 Elm Street, Suite 1700
Dallas, Texas	75270
Facsimile:	(214) 760-7332
Attention:	Donald E. Godwin, Esq.
Joshua Mond, Esq.

If to the Selling Stockholder, the Stockholders’ Representative or the Paying Agent, to:

Jack D. Knox
One Turtle Creek
3878 Oak Lawn, Suite 500
Dallas, Texas	75219
Facsimile:	(214) 855-8808

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas	75201
Facsimile:	(214) 746-7777
Attention:	Glenn D. West, Esq.

10.7              Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10.8              Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as contemplated by Section 10.9. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company, Purchaser or the Selling Stockholder, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

10.9              Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

10.10           Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.11           Provision Respecting Legal Representation. Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers,

employees and Affiliates, that Weil, Gotshal & Manges LLP may serve as counsel to each and any Stockholder and their respective Affiliates (individually and collectively, the “Stockholder Group”), on the one hand, and the Company and the Subsidiaries, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Weil, Gotshal & Manges LLP (or any successor) may serve as counsel to the Stockholder Group or any director, member, partner, officer, employee or Affiliate of the Stockholder Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

10.12           Specific Performance. The parties hereto agree that in the event any party hereto shall fail or refuse to fulfill their obligations under this Agreement, the non-defaulting party shall be entitled to specific performance of the terms of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PURCHASER:

BAILEY ACQUISITIONS, INC.

By:	/s/ Edward C. Bailey
Name: Edward C. Bailey
Title: President

COMPANY:

SIXX HOLDINGS, INCORPORATED

By:	/s/ Edward C. Bailey
Name: Edward C. Bailey
Title: President

Solely for the purposes of Sections 1.1, 3.3 and 9.3

STOCKHOLDERS’ REPRESENTATIVE:

/s/ Jack D. Knox
Jack D. Knox

Solely for the purposes of Sections 1.1, 3.3, 5.4(c), 8.1(d), 8.1(e), 8.2(d), 8.2(e), 9.1 and 9.2

SELLING STOCKHOLDER:

/s/ Jack D. Knox
Jack D. Knox

SIGNATURE PAGE

AGREEMENT AND PLAN OF MERGER

Solely for the purposes of Sections 3.4(a), 3.4(b), 3.4(c), 3.4(g) and 7.13(b)

PAYING AGENT:

/s/ Jack D. Knox
Jack D. Knox

Solely for the purposes of Section 8.2(d)

EDWARD C. BAILEY:

/s/ Edward C. Bailey
Edward C. Bailey

i

		Page

10.11	Provision Respecting Legal Representation	42

10.12	Specific Performance	42

Schedules

Schedule 1.1(a)	Company Debt
Schedule 1.1(b)	Knowledge of the Company
Schedule 1.1(c)	Excluded Current Liabilities
Schedule 3.3(a)	Target Net Working Capital
Schedule 5.3(a)	No Conflicts
Schedule 5.3(b)	Consents
Schedule 5.5(a)	Subsidiaries
Schedule 5.9	Taxes
Schedule 5.10	Leased Real Property
Schedule 5.11(a)	Tangible Personal Property
Schedule 5.12(a)	Intellectual Property
Schedule 5.13(a)	Material Contracts
Schedule 5.14(a)	Employee Benefit Plans
Schedule 5.15(c)	Employment Agreements
Schedule 5.16	Litigation
Schedule 5.19	Insurance
Schedule 6.3(a)	Consents
Schedule 6.5	Financial Advisors
Schedule 7.2(a)	Conduct of Business Pending the Closing
Schedule 7.2(b)	Conduct of Business Pending the Closing
Schedule 7.11	Sale of Assets

Exhibits

Exhibit A	Amended and Restated Developer’s Royalty Agreement
Exhibit B	Letter of Transmittal

v

Schedules

The attachments hereto constitute the “Schedules” referred to in that certain Stock Purchase Agreement (the “Agreement”) to be entered into today among Bailey Acquisitions, Inc., a corporation existing under the laws of Delaware, Sixx Holdings, Incorporated, a corporation existing under the laws of Delaware, and, solely for the purposes set forth therein, Jack D. Knox, an individual residing in the State of Texas, and Edward C. Bailey, an individual residing in the State of Texas.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement..  The representations and warranties of the Company and the Selling Stockholder in the Agreement are qualified by, and made subject to, the disclosures in these Schedules.  Notwithstanding the foregoing, inclusion of information in these Schedules shall not be construed as an admission that such information is material to the business, assets, liabilities, financial condition, results of operations or prospects of the Company, or otherwise material, or that such information is required to be included in these Schedules, and inclusion of information in connection with disclosure of matters that are not in the ordinary course of business shall not be construed as an admission that the included items or actions are not in the ordinary course of business.  Matters reflected in these Schedules are not necessarily limited to matters required by the Agreement to be reflected in these Schedules.  Any matter disclosed in one section of these Schedules shall be deemed disclosed for all purposes on all other sections to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty.  The section headings of these Schedules are inserted for convenience of reference only and shall not create a different standard for disclosure than contemplated by the Agreement.

Schedule 1.1(a)

Company Debt

None

Schedule 1.1(b)

Knowledge of the Company

1.                    Jack D. Knox

2.                    Raymond A. Williams

3.                    Susan G. Lerer

3

Schedule 1.1(c)

Excluded Current Liabilities

1.

The Company accrued $39,210 for a tax refund from the Internal Revenue Service in 2004 which the Company could not readily identify. The Company does not expect to repay this amount and will remove the accrued liability from Estimated Net Working Capital at Closing.

2.

The Company extended its restaurant lease in Plano for five years effective October 1, 2003. The landlord agreed to reimburse the Company $75,000 as a tenant finish allowance. Even though no liability was created, GAAP requires the Company to recognize such a payment ratably over the 60-month term of the lease extension. As a result, deferred rent of $15,000 equal to twelve months at $1,250 per month was recorded by the Company. This non-cash deferral is classified as current because it relates to the next twelve months, but it will be removed from Estimated Net Working Capital at Closing.

3.	Liabilities for gift certificates shall be excluded as current liabilities.

4

Schedule 3.3(a)

Calculation of Target Net Working Capital

	December 31, 2005
Current Assets:
Cash	—	(a)
Accounts Receivable	$109,700
Receivable from Affiliate	91,300
Inventories	68,000
Prepaid Expenses	54,600
Income Tax Receivable	2,300
Deferred Tax	—	(b)
Total Current Assets	325,900

Current Liabilities:
Account Payable	157,800
Accrued Liabilities	298,390	(c)
Payable Affiliates	40,800
Income Tax Payable	—	(d)
Total Current Liabilities	496,990

Target Net Working Capital	(171,090)

(a) Cash balances of $1,748,000 at December 31, 2005 are not included in the calculation of Target Net Working Capital.

(b) Deferred tax is excluded for this calculation by mutual agreement.

(c) Accrued liabilities of $352,600 have been reduced by $39,210 for tax refunds held in reserve and by $15,000 of deferred rent, current portion. Neither amount is considered a liability by mutual agreement.

(d) Will be confirmed at closing.

5

Schedule 5.3(a)

No Conflicts

1.                    Pursuant to that certain Merchant Agreement and Operating Guide by and between Wells Fargo Merchant Services and Patrizio Restaurant, Inc., as amended, any transfer of voting control of Patrizio Restaurant, Inc. or the Company constitutes an event of default upon which Wells Fargo may terminate the agreement upon not less than 10 days notice.

6

Schedule 5.3(b)

Consents

None

7

Schedule 5.5(a)

Subsidiaries

Patrizio Restaurant, Inc.

Jurisdiction: Texas

Qualified to do business in: Texas

Number of Authorized Shares of Stock: 1,000

Number of Duly Issued and Outstanding Shares: 1,000

Equity Ownership: Sixx Holdings, Inc. owns all shares of stock

Schedule 5.9

Taxes

Sixx Holdings, Inc.

2006 Texas Franchise Tax has not yet been filed.  The due date for these taxes has been extended to November 15, 2006.

Federal Income Tax Return for the calendar year ended December 31, 2005 has not yet been filed.  Company’s CPA firm, KPMG Peat Marwick filed a request for extension to October 15, 2006.

Patrizio Restaurant, Inc.

2006 Texas Franchise Tax has not yet been filed.  The due date for these taxes has been extended to November 15, 2006.

Patrizio Restaurant, Inc. files a consolidated income tax return with the Company for federal purposes.  Extension to October 15, 2006 has been requested.

9

Schedule 5.10

Leased Real Property

Patrizio Highland Park Location

1.	Third Amendment to shopping center lease made as of March 1, 2005 between Highland Park Village and Patrizio Restaurant, Inc.
2.	Lease Renewal Agreement made as of March 1, 1998 between Highland Park Village and Patrizio Restaurant, Inc.
3.	First Amendment to shopping center lease executed June 20, 1989 between Highland Park Village and Patrizio Restaurant, Inc.
4.	Shopping Center Lease dated August 10, 1987 between Highland Park Shopping Village Joint Venture and Bon-Ton, Inc.

Patrizio Plano Location

1.	Second Modification to Lease Agreement made as of January 14, 2004 between Regency Centers, L.P. and Patrizio North, Inc.
2.	Agreement of Amendment of lease executed October 26, 1993 between Preston Park Village Shopping Center and Patrizio North, Inc.
3.	Shopping Center Lease dated March 10, 1993 between Preston Road Associates Limited Partnership and Patrizio North, Inc.

Sixx Holdings, Inc.

1.

The Company rents its corporate office at One Turtle Creek from Comico Corporation, a wholly-owned affiliate of the Selling Stockholder, for $500 per month on a month-to-month basis. This lease will be terminated on or prior to the Closing Date.

2.	The Company rents storage space at 2427 Glenda Lane. This lease will be assigned to an affiliate of the Selling Stockholder at or as soon as possible following the Closing.

10

Schedule 5.11(a)

Leases of Personal Property

1.	Agreement dated August 25, 2004 between Sixx Holdings, Inc. and Neopost Leasing for postage machine used in Sixx’s corporate headquarters.
2.	Lease agreement dated August 18, 1999 between Sixx Holdings, Inc. and Ricoh Corporation for facsimile equipment used in Sixx’s corporate headquarters. Initial term 36 months; currently month-to-month.
3.

Lease agreement dated August 10, 2004 between Sixx Holdings, Inc. and Imagistics (a Pitney Bowes company) for a photocopying machine, equipment maintenance and copier supplies used in Sixx’s corporate headquarters.

4.

Lease agreement dated December 8, 2004 between Sixx Holdings, Inc. and Imagistics (a Pitney Bowes company) for a color photocopier, equipment maintenance and copier supplies used in Sixx’s corporate headquarters.

5.	Lease agreement dated March 28, 1994 between Patrizio Restaurant, Inc. and Ecolab, Inc. for a dish machine at the Plano location. Initial term 12 months; currently month-to-month.

Agreements 1-4 shall be assigned by the Company to Comico Corporation at or prior to the Closing.

11

Schedule 5.12(a)

Intellectual Property

1.

The U.S. Department of Commerce Patent and Trademark Office accepted application for PATRIZIO PIZZA PASTA & VINO (Logo) Registration No. 1,677,159. Renewal for the service mark for a ten-year period ending February 25, 2012. The registered owner is Patrizio Restaurant, Inc.

2.	Patrizio Restaurant, Inc. acquired the domain name “patrizio.biz” in 2001.

12

Schedule 5.13(a)

Material Contracts

1.	Developer’s Royalty Agreement between Sixx Holdings, Inc. and Jack D. Knox dated effective April 25, 1994.
2.

Consulting Agreement between Sixx Holdings, Inc., Comico Corporation and Jack D. Knox dated April 25, 1994 and renewed on April 25, 1999 and April 25, 2004 for a three-year term expiring April 25, 2007.

3.	Tip Reporting Alternative Commitment between the Department of the Treasury – Internal Revenue Service and Patrizio Restaurant, Inc. dated March 15, 1996.
4.	The Company and/or the subsidiaries have entered into Letter Agreements with the following employees that set forth the terms of such employees’ at-will employment.

Sixx Holdings, Inc.
Amy Hudson, Controller
Lisa Hutsler, Adminstrative Assistant
Susan Lerer nee Crawford, Vice President/Secretary
Amanda McGuffie, Accountant
Sarah Sorbet, Accountant

All Restaurants
Brad Albers, Vice President of Operations

Patrizio Highland Park Location
Kevin Congemi, General Manager
Rick Majeski, Sous Chef
Adam Martinez, Assistant Manager
Chris Myrick, Sous Chef
Maurizio Primo, Assistant Manager

Patrizio Plano Location
Sam Brock, General Manager
Kelly Cameron, Chef de Cuisine
Steve Kirtley, Assistant Manager

5.	Certificate of Appointment of American Stock Transfer and Trust Company and Transfer Agent and Registrar for Sixx Holdings, Inc.
6.	Credit card and debit card processing agreement with Wells Fargo Merchant Services. Original three-year term has expired and service continues on a month-to-month basis.
7.	Merchant Services Agreement and Operating Regulations between the Discover Network and Patrizio Restaurant, Inc. effective April 1, 2005.
8.	Amendment to the American Express Card Acceptance Agreement effective as of September 1, 2003.
9.	American Express Acceptance Agreement.

13

10.

Service Agreement between F & B Management, LLC and Patrizio Highland Park location dated March 1, 2003, consisting of hardware and software maintenance services terms and conditions for Squirrel point-of-sale system equipment and service. A similar agreement is in effect for Patrizio Plano location.

14

Schedule 5.14(a)

Employee Benefit Plans

1.	Manager Bonus Plan. Bonuses vary according to letter agreements with employees (see Schedule 5.15(c)).
2.	Bereavement Leave
3.	Maternity Leave
4.	Leaves of Absence
5.	Sick Leave and Salary Continuation
6.	Vacations - management policy and Patrizio kitchen staff policy
7.	Holidays and Birthdays
8.

Health Insurance: Current policy with Employers Direct Health. Expired June 1, 2005; current month-to-month pricing expires June 1, 2006. Available to all managers and corporate office personnel at the Company’s expense. Includes accidental death/dismembership and life insurance coverage.

9.

Dental Insurance: Current policy with Guardian (listed under Café Pacific). Available for all hourly and salary personnel to sign on to at employee’s expense. Employees of the Company and the Subsidiaries would not be eligible to participate in this program after the Closing Date.

10.

Executive Medical Expense Reimbursement Insurance Trust: Current Exec-U-Care policy for the Selling Stockholder. The Selling Stockholder is reimbursed for medical expenses not covered under Employers Direct Health. The Company is billed by Exec-U-Care for the reimbursement. This policy will be assumed by an affiliate of the Selling Stockholder at or as soon as possible following the Closing.

15

Schedule 5.15(c)

Employment Agreements

The Company and/or the Subsidiaries have entered into Letter Agreements with the following employees that set forth the terms of such employees’ at-will employment.

Sixx Holdings, Inc.

Amy Hudson, Controller

Lisa Hutsler, Administrative Assistant

Susan Lerer Nee Crawford, Vice President/Secretary

Amanda McGuffie, Accountant

Sarah Sorbet, Accountant

All Restaurants

Brad Albers, Vice President of Operations

Patrizio Highland Park Location

Kevin Congemi, General Manager

Rick Majeski, Sous Chef

Adam Martinez, Assistant Manager

Chris Myrick, Sous Chef

Maurizio Primo, Assistant Manager

Patrizio Plano Location

Sam Brock, General Manager

Kelly Cameron, Chef de Cuisine

Steve Kirtley, Assistant Manager

16

Schedule 5.16

Litigation

Waleska Biaggi vs. Patrizio Restaurant, Inc. et. al.

The Company was sued in the District Court of Collin County, Texas for unspecified damages for alleged injuries in connection with an alleged automobile accident in which the plaintiff was a passenger.  Patrizio Restaurant, Inc. and Patrizio Plano, Inc. were sued under the Texas Dram Shop Act for an alleged violation of the Act in connection with the sale and serving of alcoholic beverages.  Pursuant to a Motion by the Company, the Judge in the case granted a Motion for Summary Judgment in favor of Patrizio Restaurant, Inc. and Patrizio Plano, Inc. on March 6, 2003.  The plaintiff appealed the trial court’s ruling and on August 6, 2004, the Summary Judgment was reversed and remanded for trial.  A trial date has not been set.  The Fifth District Court of Appeals denied the Company’s motion for rehearing.  The Company filed a petition for review and has submitted a brief on the merits of this case.

The Company intends to vigorously defend itself against these charges and carries liquor liability coverage as part of its existing comprehensive general liability insurance. The ultimate outcome of the suit cannot be determined and no liability has been recorded.

The Company waived a hearing with the Texas Alcoholic Beverage Commission with respect to the matter, without admitting said violation did occur, and accepted a penalty of $4,500, which was paid on September 18, 2003. The Alcoholic Beverage Commission case has been dismissed, and there is no further action pending.

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Schedule 5.19

Insurance

Comprehensive Package Insurance through Brady Risk Restaurant Group, Inc.

(All policies include Sixx Holdings, Patrizio, Café Pacific, and storage at Glenda)

General Liability – Colony Insurance Company
Policy Form: Occurrence
Coverages and Limits:
General Aggregate (Excluding Products/Completed Operations)	$2,000,000
Product-Completed Operations Aggregate	$1,000,000
Personal & Advertising Injury	$1,000,000
Each Occurrence	$1,000,000
Fire Damage (Any One Fire)	$100,000
Non-Owned Automobile Liability	$1,000,000
Medical Expense (Any One Person)	N/A
Per Location Aggregate Applies
Annual Policy Aggregate	$10,000,000
Employee Benefits – Each Claim Limit -	$1,000,000
Employee Benefits – Each Aggregate Limit	$1,000,000
Claims Made Form – Retro. Date: 2/15/04
Deductible $1,000

Liquor Liability – Colony Insurance Company
Policy Form: Occurrence
Liquor Liability – Each Occurrence	$1,000,000
Liquor Liability – General Aggregate	$1,000,000

Property – Primary – Aspen Specialty Insurance Company
Policy Occurrence Limits	$5,000,000
Flood in the Annual Aggregate	$1,000,000
Unnamed Locations	$250,000
Mold in the Annual Aggregate	$15,000
Sublimits: Per Client/Per Occurrence
Newly Acquired Property	$250,000
Off Premises Power Interruption Excluding T&D	$250,000
Demolition and Increase Cost of Construction/Building Ordinance/Debris Removal	$250,000
EDP	$50,000
Equipment Breakdown	$25,000
Property in Transit	$10,000
Location Sublimits:
Signs and Awnings	$15,000
Extra Expense	$10,000
Trees, Shrubs, Plants, and Lawns	$10,000
Valuable Papers	$10,000

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Accounts Receivable	$10,000
Food Spoilage	$10,000
Wines	$10,000
Fire Protection Equipment	$10,000
Fine Arts	$10,000

Excess Property – Essex Insurance Company
Per Occurrence	$5,000,000
& Axis Surplus Insurance Company
Per Occurrence	$10,000,000

Crime – Zurich North America
Policy Form: Discovery
Employee Theft	$10,000
Forgery or Alteration	$10,000
Money & Securities, Inside the Premises	$7,500
Money & Securities, Outside the Premises	$7,500
Computer Fraud	$10,000
Wire Transfer Fraud	$10,000

Umbrella – AIG Companies
Policy Form: Occurrence
Each Occurrence	$10,000,000
General Aggregate	$10,000,000
Products – Completed Operations Aggregate	$10,000,000
Self Insured Retention	$10,000
Underlying Coverage Limits:
General Aggregate (Excluding Products/Completed Operations)	$2,000,000
Product-Completed Operations Aggregate	$1,000,000
Personal and Advertising Injury	$1,000,000
Each Occurrence	$1,000,000
Fire Damage (Any One Fire)	$100,000
Medical Expense (Any One Person)	N/A
Employee Benefits – Each Claim Limit	$1,000,000
Employee Benefits – Each Aggregate Limit	$1,000,000
Claims Made Form – Retro Date: 2/15/04
Deductible $1,000
Per Location Aggregate Applies
Annual Policy Cap	$10,000,000
Liquor Liability: Per Occurrence	$1,000,000
Per Location	$1,000,000
Employee Benefits: Each Claim Limit	$1,000,000
Aggregate Per Location	$1,000,000
Employers Liability:	$500,000/$500,000/$500,000

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Automobile Insurance
(Covers Mercedes S320 – driven by the Selling Stockholder)
The Hartford
Limit Per Accident	$1,000,000
Includes Liability, Personal Injury, Uninsured Motorist

Workers Comp Insurance Through Frost Insurance Company and Venture Programs, Inc.
(Covers Sixx Holdings, Patrizio, and Café Pacific)
The Hartford
Employers Liability
Bodily Injury by Accident, Each Accident	$1,000,000
Bodily Injury by Disease, Policy Limit	$1,000,000
Bodily Injury by Disease, Each Employee	$1,000,000

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Schedule 6.3(a)

Consents

None

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Schedule 6.5

Financial Advisors

None

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Schedule 7.2(a)

Conduct of Business Pending the Closing

None

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Schedule 7.2(b)

Conduct of Business Pending the Closing

None

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Schedule 7.11

Sale of Assets

1.	The following assets located at the Company’s office at 3878 Oak Lawn Avenue, Suite 500 in Dallas:
	a.	All computer equipment including, but not limited to, towers, laptops, monitors, modems, printers and servers
	b.	Telephone system and all related telephone equipment
	c.	All office furniture, including, but not limited to, desks, chairs, filing cabinets and bookshelves
	d.	Satellite music system and all related equipment
	e.	Hewlett Packard facsimile machine

2.	The following assets of the Company are used exclusively by the Selling Stockholder:
	a.	Mercedes S320 (1997 model)
	b.	Membership at the Crescent Club in Dallas, Texas

EXHIBIT A

Amended and Restated Developer’s Royalty Agreement

AMENDED AND RESTATED DEVELOPER’S ROYALTY AND NONCOMPETE AGREEMENT

This Amended and Restated Developer’s Royalty and Noncompete Agreement (this “Agreement”) is made as of May 19, 2006, among Sixx Holdings, Incorporated, a Delaware corporation (“Sixx”), Jack D. Knox, an individual residing in the State of Texas (“Knox”), and, solely for the purposes of paragraph 16, Bailey and Bailey Restaurants, L.P., a Texas limited partnership (“Bailey Restaurants”), and Edward C. Bailey, an individual residing in the State of Texas (“Bailey”).

WHEREAS, Knox has developed a restaurant concept for a limited menu, full service, value oriented, Italian “food hall,” including an upscale, authentic ambiance, design, motif and distinctive trade dress (the “Patrizio Concept”), currently operating under the service mark “Patrizio”;

WHEREAS, as of the date hereof, there are two restaurants being operated by Sixx that use the Patrizio Concept (each of which is operated through an indirect, wholly-owned subsidiary of Sixx):  the restaurant located at 25 Highland Park Village, Dallas, Texas and the restaurant located at 343 Preston Park Village, Plano, Texas (collectively, the “Existing Restaurants”);

WHEREAS, as part of the original transfer of the Existing Restaurants to Sixx by Knox, (a) Sixx and Knox entered into that certain Developer’s Royalty Agreement, dated April 25, 1994 (the “Existing Developer’s Royalty Agreement”), and (b) Sixx, Knox and Comico Corporation, a corporation wholly-owned by Knox, entered into that certain Consulting Agreement, dated April 24, 1994 (the “Existing Consulting Agreement”);

WHEREAS, on even date herewith, Sixx became a wholly-owned subsidiary of Bailey Restaurants by virtue of (a) the purchase by Bailey Acquisitions, Inc., a Delaware corporation and wholly-owned subsidiary of Bailey Restaurants (“Bailey Acquisitions”), of more than 90.0% of the issued and outstanding capital securities of Sixx (the “Purchase”) pursuant to the terms of that certain Stock Purchase Agreement, dated as of May 19, 2006, by and among Sixx, Bailey Acquisitions, Knox and Bailey (the “Stock Purchase Agreement”) and (b) the merger of Bailey Acquisitions with and into Sixx immediately following the Purchase; and

WHEREAS, the termination of the Existing Consulting Agreement and the execution and delivery of this Agreement, by Knox and Sixx, was a condition precedent to the obligations of the parties to consummate the Purchase pursuant to the terms of the Stock Purchase Agreement and in consideration for the agreements and approvals made by the various parties thereto.

NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby supersede, amend, restate and replace the Existing Developer’s Royalty Agreement in its entirety with this Agreement as follows:

1.                    Royalty Payment to Knox. On or before the tenth (10th) day following the end of each calendar month, beginning on June 10, 2006, Sixx shall determine the Gross Revenues (as hereinafter defined) for the immediately preceding calendar month, which were derived from (a) each of the Existing Restaurants and (b) each other restaurant currently or hereafter owned or operated by Sixx, its affiliates or any transferee, licensee or franchisee obtaining any rights by or through Sixx or its affiliates (each a “Patrizio Restaurant Operator”) that either (i) uses any part of the Patrizio Concept, (ii) uses the trade name, trademark and/or service mark “Patrizio” or any similar name or mark, or (iii) is otherwise a restaurant that serves Italian cuisine or is Italian themed, unless any such restaurant (1) demonstrably does not incorporate or use any part of the Patrizio Concept, AND (2) does not use the trade name, trademark and/or service mark “Patrizio” or any similar name or mark, AND (3) can show that the average per person check is greater than $45 per person on a consistent annual basis, with such $45 amount duly adjusted for cost of living increases by increasing such $45 amount by an amount equal to the product of $45, times a fraction, the numerator of which is the Consumer Price Index - All Items For All Urban Consumers CPI-U, 1982-84=100 (current series), as issued by the Bureau of Labor Statistics of the United States Department of Labor 2006 Cost of Living Index (the “Price Index”), for the last full calendar month preceding the most recent annual anniversary of the date hereof and the denominator of which is the Price Index for the last full calendar month preceding the date hereof (all restaurants described in this clause (b) are hereinafter referred to as the “Additional Restaurants”). For avoidance of doubt and not by way of limitation, a mere change of one or more of the name, menu, location, design or motif of any Existing Restaurant or any Additional Restaurant shall not affect the obligations hereunder of any party hereto. Within ten (10) calendar days following such determination of Gross Revenues, Sixx shall pay to Knox a percentage of such Gross Revenues (the “Royalty”) as follows:  (x) 2.0% of Gross Revenues derived from each of the Existing Restaurants; and (y) 1.0% of Gross Revenues derived from each Additional Restaurant. “Gross Revenues” means all revenues and income from any source whatever, including but not limited to, the sales of food, beverage, services, catering, merchandise, franchise fees, training fees, “trade outs” for advertising for other goods, and sponsorship fees or any other income or revenue whatsoever, calculated on the gross amount collected without set off, reduction or service fee.

2.                    Independent Verification.

(a)     Right to Independent Verification. At Knox’s sole option (but no more than four (4) times during any fiscal year of Sixx), the financial and accounting records of Sixx and the Patrizio Restaurant Operators shall be subject to

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verification by an independent representative who shall be a certified public accountant and who shall be selected by Knox. Upon the written request of Knox, Sixx shall promptly assemble such financial and accounting records and furnish them to the independent representative. Any assignment, franchise and/or license between Sixx, its affiliates and any other Patrizio Restaurant Operator shall provide Knox directly similar periodic rights of verification with respect to the restaurant operations of said Patrizio Restaurant Operator.

(b)         Payment for Independent Verification. If the independent representative conducting such verification determines that Gross Revenues have been fraudulently or otherwise intentionally understated, then Sixx shall be responsible for the payment of all of the fees and expenses of the independent representative. So long as Sixx is controlled directly or indirectly by Bailey Restaurants or Bailey, if the payment made by Sixx for any of Sixx’s fiscal years ending at least ninety (90) days prior to the start of any independent verification is more than four percent (4.0%) below the payment calculated by the independent representative, then Sixx shall pay the independent representative’s fees and expenses and the amount found to be owing as a result of the independent verification; provided, that such four percent (4.0%) shall be reduced to two percent (2.0%) if at any time Sixx is no longer controlled directly or indirectly by Bailey Restaurants or Bailey. Otherwise, Knox shall be responsible for the payment of all of the fees and expenses of the independent representative, but Sixx shall pay the amount found to be owing through the independent verification.

(c)          Second Verification; Payment. In the event that Sixx disagrees with the payment calculated by the independent representative as described in subparagraph 2(a), the fees and expenses associated with the independent verification conducted pursuant to subparagraph 2(a) shall be paid as provided in subparagraph 2(b), but the parties hereto shall mutually agree upon and appoint a second independent representative who shall be a certified public accountant and who shall determine the Gross Revenues. The determination of the Gross Revenues by the second independent representative shall be conclusively binding on the parties. Responsibility for payment of the second independent representative’s fees and expenses shall be determined in accordance with the standards enumerated in subparagraph 2(b), except that the payment calculated by the second independent representative shall be compared to the payments made by Sixx instead of the payment calculated by the first independent representative.

3.             Non-competition. For a period of three (3) years following the date hereof, Knox covenants and agrees that he shall not, without the express written consent of Sixx, directly or indirectly engage in, participate in, make any financial investment in or become employed or engaged by or render advisory or other services to or for any person, entity or other business enterprise that is engaged in the business conducted by Sixx in Dallas County, Texas and Collin

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County, Texas (collectively, the “Restricted Areas”) as of the date hereof (the “Restaurant Business”) (any of the foregoing activities are referred to herein as “Competitive Activities”); provided, that the term “Competitive Activities” shall not include any activities conducted by Knox in connection with the operation of the restaurant known as Cafe Pacific, wherever located, as presently operated or as may be operated in the future.

The parties hereto expressly agree that the duration and territorial scope of this paragraph 3 are reasonable in light of the circumstances as they exist on the date hereof; however, it is agreed that if any of the foregoing restrictions are found by a court or an arbitrator to be overly broad in duration or territorial scope, or otherwise unreasonable, Sixx and Knox hereby agree that reasonable maximum duration, territorial scope or other restrictions may be substituted for the stated duration, territorial scope and other restrictions and upon such substitution, this paragraph 3 shall be automatically modified without further action by the parties hereto.

4.             Non-solicitation. For a period of three (3) years following the date hereof, Knox agrees that, within the Restricted Areas, he shall not, directly or indirectly, as principal, agent, representative, subsidiary, consultant or in any other capacity, engage in or assist any other person or entity in the solicitation of any employees of the Existing Restaurants or the Additional Restaurants for the purpose of engaging in Competitive Activities; provided, that this paragraph 4 shall not prohibit (a) any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at such employees, (b) the solicitation or hiring of any such employee who initiates employment discussions with Knox or his affiliates or (c) the solicitation or hiring of the individuals identified in Schedule I attached hereto and made a part hereof.

5.             Term; Default; Termination. Unless sooner terminated as provided herein, the term of this Agreement shall be perpetual. Any failure by Sixx to pay the Royalty to Knox on or before the expiration of the twentieth (20th) day of each month as set forth in paragraph 1 shall constitute a default (a “Default”) by Sixx. For all periods of time in which any Default has occurred and is continuing, interest on all due but unpaid Royalties shall accrue at the maximum rate permitted by applicable law. In the event that any Default has occurred and is continuing for a period of sixty (60) days, Knox’s obligations under paragraphs 3 and 4 shall terminate immediately, without any further action by Knox, and shall be without any further force or effect. Any fees and expenses (including attorneys’ fees) incurred by Knox in connection with any action taken, claim filed or proceeding instituted by Knox to enforce his right to receive payment pursuant to this Agreement shall be paid by Sixx.

6.             No Waiver. No course of dealing between Sixx and Knox, or any failure to exercise, nor any delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of

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the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.             Amendments. This Agreement may not be modified or amended except in writing signed by all of the parties hereto.

9.             Assignment. This Agreement shall be binding upon Sixx and Sixx’s successors and assigns. As used in this Agreement, the term “successors and assigns” shall mean any successor person, firm, corporation or other business entity to Sixx, whether by merger, consolidation or otherwise, and any other person, firm, corporation or business entity to which, at any time, the Patrizio Concept is assigned, licensed or franchised. Knox may assign his rights hereunder to any person or entity, including, without limitation, his heirs, executors, administrators and legal representatives. Sixx shall not (a) sell, transfer or assign all or substantially all of the assets of Sixx or its subsidiaries, (b) sell, transfer or assign any of the Existing Restaurants or any of the Additional Restaurants, or (c) permit any change of control of Sixx, unless Sixx first secures the express written assumption of this Agreement from any such person or business entity who at any future time acquires, directly or indirectly, whether by acquisition, merger, consolidation or otherwise, (x) all or substantially all of the assets or voting stock of Sixx, (y) all or any portion of the rights to the Patrizio Concept, or (z) any of the Existing Restaurants and Additional Restaurants (any such permitted transfer or change of control is hereinafter referred to as a “Permitted Transfer”). In addition, Sixx agrees that any transfer or change of control in violation of the immediately preceding sentence, without the prior express assumption of this Agreement by such transferee, shall be voidable by Knox and upon notice by Knox to Sixx of a breach by Sixx of this paragraph 9 such attempted merger, transfer, stock sale or other transaction shall be null and void.

10.           No Joint Venture, Partnership or Agency. Nothing contained in this Agreement shall be construed to imply an joint venture, partnership, or principal-agent relationship between the parties.

11.           Entire Agreement. THIS AGREEMENT CONTAINS THE ENTIRE UNDERSTANDING OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, DISCUSSIONS AND UNDERSTANDINGS WITH RESPECT THERETO.

12.           Addresses for Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a “Notice”) shall be given in writing by overnight courier, telegram or telecopy which shall be addressed, or sent, to the respective addresses as follows (or such other address as Sixx or Knox may specify to the other party by Notice):

If to Sixx, Bailey Restaurants or Bailey:

13355 Noel Road, Suite 1820
Dallas, Texas  75240

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Facsimile:               (972) 233-9431
Attention:              Edward C. Bailey

with a copy (which shall not constitute notice) to:

Godwin Pappas Langley Ronquillo, LLP
1201 Elm Street, Suite 1700
Dallas, Texas  75270
Facsimile:  (214) 760-7332
Attention:  Donald E. Godwin, Esq.

    Joshua Mond, Esq.

If to Knox:

Jack D. Knox
One Turtle Creek
3878 Oak Lawn, Suite 500
Dallas, Texas  75219
Facsimile:  (214) 855-8808

with a copy (which shall not constitute notice) to:

Raymond A. Williams
One Turtle Creek
3878 Oak Lawn, Suite 500
Dallas, Texas  75219
Facsimile:  (214) 855-8808

All notices shall be deemed effective and received: (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) given by overnight courier, on the business day immediately following the date on which the Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when such Notice is delivered at the addresses specified above.

13.           Choice of Law. This Agreement shall be governed by the internal laws of the State of Texas without regard to the principles of conflicts of laws thereof and will, to the maximum extent practicable, be deemed to call for performance in Dallas County, Texas.

14.           Headings. The headings of the paragraphs are inserted for convenience only and shall not constitute a part thereof.

15.           Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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16.           Guarantee. Bailey Restaurants and Bailey, jointly and severally, hereby guarantee all of the obligations of Sixx and of the Patrizio Restaurant Operators set forth in this Agreement, including but not limited to the payment of the Royalty and the payment, performance and compliance with all of the other terms, conditions and obligations of Sixx and the Patrizio Restaurant Operators under or pursuant to this Agreement. This guarantee is a continuing and unconditional guarantee. In the event that this guarantee or any obligations under this Agreement is suspended on the basis of insolvency, bankruptcy or reorganization of any of the parties to this Agreement, it shall continue to be effective and shall be reinstated after the resolution of any reorganization plan. Bailey Restaurants and Bailey expressly waive notice of dishonor, protest, presentment or notice of acceptance of this guarantee or the incurrence of any liability by Sixx or any Patrizio Restaurant Operator under or pursuant to this Agreement or any other formality with respect to notice. Notwithstanding the foregoing, if, in connection with any Permitted Transfer pursuant to paragraph 9, Bailey Restaurants and Bailey cease to own, directly or indirectly, any interest in Sixx or the Patrizio Concept, this guarantee shall terminate concurrently with the receipt by Knox of (a) the express written assumption of this Agreement by the person or entity triggering such Permitted Transfer pursuant to paragraph 9, and (b) to secure the payment and performance of all obligations owing to Knox hereunder, a first priority, perfected security interest in the Patrizio Concept and any and all Intellectual Property (as defined in the Stock Purchase Agreement) related thereto, together with any all necessary financing statements and filings required in connection therewith.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

SIXX:

SIXX HOLDINGS, INCORPORATED

By:	/s/ Jack D. Knox
Name:	Jack D. Knox
Title:	President

KNOX:

/s/ Jack D. Knox
Jack D. Knox

Solely for the purposes of paragraph 16:

BAILEY RESTAURANTS:

BAILEY AND BAILEY RESTAURANTS, L.P.

By:	Bailey Restaurants (GP), L.L.C., its general partner

By:	/s/ Edward C. Bailey
Name:	Edward C. Bailey
Title:	Manager

BAILEY:

/s/ Edward C. Bailey
Edward C. Bailey

[SIGNATURE PAGE TO AMENDED AND RESTATED DEVELOPER’S ROYALTY AGREEMENT]

SCHEDULE I

1.               Chris Myrick

EXHIBIT B

Letter of Transmittal

LETTER OF TRANSMITTAL

To accompany certificate(s) formerly representing shares of common stock, par value $0.01 per share, of
SIXX HOLDINGS, INCORPORATED

To:
Jack D. Knox
One Turtle Creek
3878 Oak Lawn Avenue, Suite 500
Dallas, Texas  75219

FOR INFORMATION CALL (214) 855-8801

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

This Letter of Transmittal is being sent to you in connection with (a) the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of May 19, 2006, by and among Bailey Acquisitions, Inc., a Delaware corporation (“Bailey Acquisitions”), Sixx Holdings, Incorporated, a Delaware corporation (the “Company”) and, for the limited purposes described therein, Jack D. Knox, an individual residing in the State of Texas, and Edward C. Bailey, an individual residing in the State of Texas, pursuant to which Bailey Acquisitions purchased more than 90.0% of the issued and outstanding capital securities of the Company (the “Purchase”) and (b) the merger of Bailey Acquisitions with and into the Company (the “Merger”) immediately following the Purchase, with the Company continuing as the surviving corporation following the Merger. This Letter of Transmittal should promptly be (i) completed and signed in the space provided below and on the space provided on the Substitute W-9 included in this Letter of Transmittal and (ii) mailed or delivered with the certificate(s) (the “Certificate(s)”) formerly representing shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to the Paying Agent (as defined below). Please read the accompanying instructions carefully.

DESCRIPTION OF CERTIFICATE(S) SURRENDERED

(Please see Instruction 2 before completing this chart.)

Name(s) and Address(es) of Registered Holder(s)	Certificates Enclosed (Attach additional list if necessary)
(Please fill in exactly as name(s) appear(s) on the certificate(s))	Certificate Number(s)	Total Number of Shares Evidenced By Certificate(s)

Total Shares Surrendered

The undersigned hereby surrenders to you, in connection with the Merger, the Certificate(s) listed above, in exchange for the Per Share Purchase Consideration (as defined in the Stock Purchase Agreement) to which the undersigned is entitled pursuant to the terms of the Stock Purchase Agreement. The terms of the Merger are contained in the Stock Purchase Agreement and the Certificate of Ownership and Merger attached to this Letter of Transmittal as Annex A.

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

In connection with the Merger, the undersigned hereby transmits to you, on the terms and subject to the conditions of the Stock Purchase Agreement and this Letter of Transmittal, the Certificate(s) formerly representing shares of Common Stock. Unless otherwise defined herein, all defined terms contained herein shall have the meanings set forth in the Stock Purchase Agreement. The undersigned hereby acknowledges that the undersigned has received and reviewed a copy of the Stock Purchase Agreement, which is attached to this Letter of Transmittal as Annex A.

Amounts owed to the undersigned pursuant to the Stock Purchase Agreement will be paid to the Paying Agent pursuant to the terms of the Stock Purchase Agreement and forwarded by the Paying Agent to the undersigned.

The Exchange

The undersigned understands that the surrender of Certificate(s) will not be deemed to have been in acceptable form until receipt by the Paying Agent of this Letter of Transmittal properly completed and signed, together with all required documents, in form satisfactory to the Paying Agent. All questions as to the documents, validity, form, eligibility and acceptance for payment of any Certificate(s) surrendered pursuant to any of the procedures described in this Letter of Transmittal will be determined by the Paying Agent, and such determination will be final and binding. Delivery of Certificate(s) will be effected, and risk of loss and title to Certificate(s) will pass, only upon proper delivery to the Paying Agent.

The undersigned hereby irrevocably constitutes and appoints Jack D. Knox or his designee (the “Paying Agent”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such undersigned’s shares of Common Stock with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to deliver certificates for such Common Stock, together with all accompanying evidences of transfer and authenticity, upon receipt by the Paying Agent, as the undersigned’s agent, of the consideration therefor, for cancellation.

The undersigned hereby warrants that:

•              the undersigned is the record owner of the shares of Company Stock formerly represented by the Certificate(s) hereby delivered and identified in the box on the preceding page;

•              the undersigned has full right, power, legal capacity and authority to sell, transfer and deliver the Certificate(s), free and clear of all liens, charges and encumbrances and such shares are not subject to any adverse claims, and there is no limitation or restriction on the sale, transfer and delivery of the Certificate(s); and

•              the undersigned will, upon request, execute any additional documents necessary or desirable to complete the sale, transfer and cancellation of the shares of Common Stock formerly represented by the Certificate(s) hereby delivered. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The undersigned understands that payment for the Certificates will be made as promptly as reasonably practicable after the surrender of the Certificate(s) is made in acceptable form.

Subject to the Stock Purchase Agreement and the proper completion of the Letter of Transmittal, the Paying Agent, unless otherwise indicated herein under “Special Payment Instructions,” is hereby authorized to issue the check to be issued in exchange for Certificates formerly representing Common Stock surrendered herewith in the name of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check to be issued for the Certificates formerly representing shares of Common Stock surrendered herewith (and accompanying documents, as appropriate) to the undersigned at the address shown on this Letter of Transmittal.

Effective upon the Effective Time, except for any rights of the undersigned expressly set forth in the Stock Purchase Agreement, the undersigned hereby releases the Company and its past and present directors, officers and affiliates (the Company and such persons being the “Released Parties”) from any and all claims of the undersigned against the Released Parties or liabilities or obligations of the Released Parties to the undersigned, in each case arising in connection with or as a result of the issuance to or ownership by the undersigned of any securities of the Company, or otherwise related to the status of the undersigned as a stockholder of the Company or a holder of options, warrants or other securities of the Company.

The Stockholders’ Representative

The undersigned hereby irrevocably appoints the Stockholders’ Representative as the undersigned’s true and lawful agent and attorney-in-fact, with full power of substitution, with full power and authority to act for and on behalf of the undersigned for all purposes of the Stock Purchase Agreement and agrees to be bound by the provisions thereof. The undersigned understands and, by execution of this Letter of Transmittal, agrees that this Letter of Transmittal and all amounts payable to the undersigned as a stockholder as a result of the Merger are subject to, and governed by, the terms and conditions of the Stock Purchase Agreement as if the undersigned was a party thereto.

The Stockholders’ Representative shall not be liable for any act done or omitted hereunder or under the Stock Purchase Agreement as Stockholders’ Representative except as set forth herein or in the Stock Purchase Agreement. A decision, act, consent or instruction of the Stockholders’ Representative shall constitute a decision of the undersigned and shall be final, binding and conclusive upon the undersigned, and Purchaser may rely upon any such decision, act, consent or instruction of the Stockholders’ Representative as being the decision, act, consent or instruction of the undersigned.

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 3, 4 and 5)

To be completed ONLY if check to be issued in exchange for the shares of Common Stock surrendered herewith is to be made payable to someone other than the undersigned.

Issue check to:

Name:

Please Type or Print

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

(See Substitute Form W-9 Included Herewith)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 3, 4 and 5)

To be completed ONLY if check to be issued in exchange for the shares of Common Stock surrendered herewith is to be send to someone other than the undersigned, or to the undersigned at an address other than that shown above.

Mail check to:

Name:

Please Type or Print

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

(See Substitute Form W-9 Included Herewith)

IMPORTANT
HOLDER(S) SIGN HERE
(See Instructions 1 and 3)
(Please Complete Substitute Form W-9 Contained Herein)

Signature(s) of Holder(s):

Dated:	, 200

(Must be signed by registered holder(s) exactly as name(s) appear(s) on Certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted with this Letter of Transmittal. If signature is by a trustees, executors, administrators, parents, attorneys-in-fact, agent, officers of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 4).

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Include a Zip Code)

(Daytime Area Code and Telephone No.)	(Tax Identification and Social Security No.)

Guarantee of Signature(s)
(See Instructions 1, 3 and 4)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.

FINANCIAL INSTITUTIONS:  PLACE MEDALLION GUARANTEE IN SPACE BELOW

Also:  You must sign and provide your tax ID number on the Substitute W-9 attached hereto.

INSTRUCTIONS FOR SURRENDERING CERTIFICATES
(Please read carefully the instructions below)

1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program (an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Common Stock (which term, for purposes of this document, shall include any participant in one of the Depository Institutions whose name appears on a security position listing as the owner of Common Stock) surrendered herewith and such holder(s) have not completed the box entitled either “Special Payment Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (b) if such shares of Common Stock are surrendered for the account of an Eligible Institution. See Instruction 4 of this Letter of Transmittal.

2. Delivery of Letter of Transmittal and Share Certificates. This Letter of Transmittal is to be completed by the undersigned in accordance with the Instructions set forth herein. Certificate(s) along with the Letter of Transmittal or a copy thereof, properly completed and duly executed with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Paying Agent at the address set forth herein.

If Certificates are forwarded to the Paying Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal (or copy thereof) must accompany each such delivery.

The method of delivery of this Letter of Transmittal, Certificates and all other required documents is at the election and risk of the surrendering holder of shares of Common Stock and the delivery will be deemed made only when actually received by the Paying Agent. If such delivery is by mail, insured registered mail with return receipt requested is recommended.

No alternative, conditional or contingent surrenders will be accepted and no fractional shares of Common Stock will be accepted. All surrendering holders, by execution of this Letter of Transmittal or a copy hereof, waive any right to receive any notice of the acceptance of their Common Stock for payment.

3. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Certificate(s) surrendered hereby, the signatures must correspond with the names as written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If any Certificate(s) surrendered hereby is owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any surrendered Certificates are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of the shares of Common Stock.

If this Letter of Transmittal or any Certificate(s) or stock power(s) is signed by a trustee, executor, administrator, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and evidence satisfactory to the Paying Agent of such person’s authority so to act must be submitted.

If this Letter of Transmittal is signed by the registered holder(s) of the Common Stock transmitted hereby, no endorsements of any Certificate(s) or separate stock power(s) are required unless payment is to be made to, or Certificates not surrendered or purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such Certificate(s) or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder of the Certificate(s) surrendered hereby, the Certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on such Certificate(s). Signatures on such Certificates or stock powers must be guaranteed by an Eligible Institution.

4. Stock Transfer Taxes. If payment is to be made to or if surrendered Certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price if satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the Certificate(s) listed in this Letter of Transmittal.

5. Special Payment and Delivery Instructions. If a check is to be issued for any Certificate(s) surrendered herewith or returned to a person other than the signer of this Letter of Transmittal or if a check is to be mailed to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

6. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to, or additional copies of this Letter of Transmittal may be obtained from, the Paying Agent at the address set forth herein.

7. Substitute Form W-9. Each stockholder surrendering Common Stock is required to provide the Paying Agent with a correct Taxpayer Identification Number (“TIN”), generally the stockholder’s social security or federal employer identification number, on Substitute Form W-9 below. Failure to provide the information on the form may subject the shareholder to 28% federal income tax withholding on the payment of the Per Share Purchase Consideration. The box in Part 3 of the form may be checked if the stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Paying Agent is not provided with a TIN within sixty (60) days, the Paying Agent will withhold 28% of all payments of the Per Share Purchase Consideration thereafter until a TIN is provided to the Paying Agent.

8. Lost or Destroyed Certificates. If any Certificates have been lost or destroyed, the holder should promptly notify the Paying Agent at the address set forth herein. The holder will then be instructed as to the procedure to be followed in order to replace the relevant Certificates. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

IMPORTANT TAX INFORMATION

Under the federal tax law, a holder who transmits Certificate(s) hereby is required by law to provide the Paying Agent with such holder’s correct TIN on Substitute Form W-9 below. If such holder is an individual, then the TIN is his or her social security number. If the Paying Agent is not provided with the correct TIN, then the holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder or other payee with respect to Certificates may be subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must submit to the Paying Agent a properly completed Internal Revenue Form W-8BEN, signed under penalties of perjury, attesting to that holder’s exempt status. Foreign partnerships and other foreign legal entities that are holders must file a different Form W-8, applicable to their reporting status. Form W-8BEN and other applicable W-8 forms can be obtained from the Paying Agent.

If backup withholding applies, then the Paying Agent is required to withhold 28% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, then a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding on payments made to a holder or other payee with respect to Certificates, the holder is required to notify the Paying Agent of the holder’s correct TIN by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN) and that (1) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding.

What Number to Give the Paying Agent

The holder is required to give the Paying Agent the TIN (e.g., social security number or employer identification number) of the record owner of the Certificate(s). If the Certificate(s) is in more than one name or is not in the name of the actual owner, then consult the enclosed instructions to the Substitute Form W-9 for additional guidance on which number to report.

NOTE:  Failure to complete and return Substitute Form W-9 may result in backup withholding of 28% of any payments made to you pursuant to the Merger. Please review the enclosed guidelines for certification of taxpayer identification number on Substitute Form W-9 for additional details.

TO BE COMPLETED BY ALL PROSPECTIVE U.S. HOLDERS

(See Instruction 8, and “Important Tax Information”)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.

Name

Business name, if different from above

Check appropriate box: ☐	Individual/ Sole proprietor ☐	Corporation ☐	Partnership ☐	Other ..........	☐ Exempt from backup withholding
Address (number, street, and apt. or suite no.)				Requester’s name and Address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)
Social security number

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 4. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 4.

or Employer Identification number

Note: If the account is in more than one name, see the chart on page 5 for guidelines on whose number to enter.

Part II	Certification

Under penalties of perjury, I certify that:

1.   The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.   I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. (See the instructions on page 5.)

Sign Here	Signature of U.S. person	Date

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Substitute Form W-9 only if you are a U.S. person (including a resident alien) to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee.

Foreign person. If you are a foreign person, use the appropriate Form W-8 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien.

Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Substitute Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (31% after December 31, 2010). This is called “backup withholding.” Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester, or

2. You do not certify your TIN when required (see the Part II instructions on page 5 for details), or

3. The IRS tells the requester that you furnished an incorrect TIN, or

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your social security card on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner’s name on the “Name” line. Enter the LLC’s name on the “Business name” line.

Other entities. Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note: You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the “Exempt from backup withholding” box in the line following the business name, sign and date the form.

2

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note: If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

2. The United States or any of its agencies or instrumentalities;

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation;

7. A foreign central bank of issue;

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

3

9. A futures commission merchant registered with the Commodity Futures Trading Commission;

10. A real estate investment trust;

11. An entity registered at all times during the tax year under the Investment Company Act of 1940;

12. A common trust fund operated by a bank under section 584(a);

13. A financial institution;

14. A middleman known in the investment community as a nominee or custodian; or

15. A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000(1)	Generally, exempt recipients 1 through 7(2)

(1)  See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2)  However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a Federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 3), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity’s EIN.

Note: See the chart on page 5 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS Web Site at www.irs.gov.

If you are asked to complete Substitute Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester and complete the attached Certificate of Awaiting Taxpayer Identification Number. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

4

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Substitute Form W-9. You may be requested to sign by the withholding agent even if items 1, 3, and 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt from backup withholding on page 3.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA or Archer MSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)
5.	Sole proprietorship or single-owner LLC	The owner (3)

For this type of account:		Give name and EIN of:
6.	Sole proprietorship or single-owner LLC	The owner (3)
7.	A valid trust, estate, or pension trust	Legal entity (4)
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2) Circle the minor’s name and furnish the minor’s SSN.

(3) You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR” IN THE SPACE FOR THE TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

                I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver such an application in the near future. I understand that, notwithstanding the information I provided in Part I of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), up to 31% of all reportable payments made to me will be withheld until I provide a taxpayer identification number. If I fail to provide a taxpayer identification number within 60 days, such amounts will be paid over to the Internal Revenue Service.

Signature	Date	, 200